Exhibit (99)(b)

WACHOVIA FIRST QUARTER 2005

QUARTERLY EARNINGS REPORT

APRIL 15, 2005

TABLE OF CONTENTS

Explanation of “Combined” Results	1
First Quarter 2005 Financial Highlights	2
Earnings Reconciliation	3
Summary Results	4
Other Financial Measures	5
Loan and Deposit Growth	6
Fee and Other Income	7
Noninterest Expense	8
Consolidated Results - Segment Summary	9
General Bank	10
Capital Management	11
Wealth Management	12
Corporate and Investment Bank	13
Asset Quality	14
2005 Full Year Outlook	15
Appendix	16-36
Explanation of Our Use and Reconciliation of Certain Non-GAAP Financial Measures	37-41
Cautionary Statement	42
Supplemental Illustrative Combined Information	43

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE YEAR ENDED DECEMBER 31, 2004, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S 2004 REPORT ON FORM 10-K.

ALL NARRATIVE COMPARISONS ARE WITH FOURTH QUARTER 2004 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 37-41 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP MEASURES AND RECONCILIATION OF THOSE NON-GAAP MEASURES TO GAAP.

Wachovia 1Q05 Quarterly Earnings Report

EXPLANATION OF “COMBINED” RESULTS

CERTAIN TABLES AND NARRATIVE COMPARISONS IN THIS SUPPLEMENTAL EARNINGS PACKAGE INCLUDE REFERENCES TO “COMBINED” RESULTS FOR FOURTH QUARTER 2004 AND PRIOR QUARTERS. “COMBINED” RESULTS FOR THE FOURTH QUARTER OF 2004 REPRESENT WACHOVIA’S ACTUAL FOURTH QUARTER 2004 RESULTS PLUS THE ACTUAL RESULTS OF SOUTHTRUST FOR OCTOBER 2004. “COMBINED” RESULTS FOR THE THIRD QUARTER 2004 AND PRIOR QUARTERS, INCLUDING THE FIRST QUARTER OF 2004 USED HEREIN, INCLUDE WACHOVIA’S ACTUAL RESULTS PLUS THE ACTUAL RESULTS OF SOUTHTRUST. THE “COMBINED” RESULTS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE PRESENTATION OF RESULTS ON THIS “COMBINED” BASIS IS NOT A PRESENTATION THAT CONFORMS WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE FIRST QUARTER 2004 “COMBINED” RESULTS INCLUDE PURCHASE ACCOUNTING AND OTHER CLOSING ADJUSTMENTS AS OF THE ACTUAL CLOSING DATE OF NOVEMBER 1, 2004; NO ATTEMPT WAS MADE TO ESTIMATE THESE PURCHASE ACCOUNTING AND OTHER CLOSING ADJUSTMENTS ON THE “COMBINED” RESULTS FOR PRIOR PERIODS “AS IF” THE MERGER HAD OCCURRED ON PRIOR DATES. READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES WHICH MAY BE FOUND IN EXHIBIT (99)(C) TO WACHOVIA’S CURRENT REPORT ON FORM 8-K, FILED ON APRIL 15, 2005. ALL NARRATIVE COMPARISONS ARE TO WACHOVIA-ONLY RESULTS FOR PRIOR PERIODS UNLESS OTHERWISE NOTED. SEE ALSO “SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION” BEGINNING ON PAGE 43 FOR A FURTHER DISCUSSION REGARDING THE “COMBINED” PRESENTATION.

ALL NARRATIVE COMPARISONS OF “COMBINED” RESULTS PERTAIN TO 1Q05 REPORTED RESULTS VERSUS “COMBINED” FOURTH QUARTER 2004 RESULTS UNLESS OTHERWISE NOTED.

FOR EASE OF USE, COMMENTS HEREIN PERTAINING TO AS REPORTED OR ACTUAL RESULTS ARE PRESENTED IN BOLD TYPE.

“COMBINED” SUMMARY

4Q04:	REPORTED RESULTS PLUS SOUTHTRUST’S RESULTS FOR OCTOBER 2004 PLUS AN ADDITIONAL MONTH OF DBI AMORTIZATION

PRIOR QUARTERS:	REPORTED RESULTS PLUS SOUTHTRUST’S RESULTS PLUS THREE MONTHS OF DBI AMORTIZATION

PRIOR PERIOD RESULTS DO NOT INCLUDE THE EFFECT OF ACCRETION AND AMORTIZATION OF FAIR MARKET VALUE ADJUSTMENTS MADE TO SOUTHTRUST’S BALANCE SHEET ON 11/1/04

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Wachovia 1Q05 Quarterly Earnings Report

FIRST QUARTER 2005 FINANCIAL HIGHLIGHTS

VERSUS 4Q04 REPORTED RESULTS

•	Record earnings of $1.6 billion, up 12% and up 30% over 1Q04; EPS of $1.01 up 6% and up 7% from 1Q04

–	Excluding $0.02 per share of net merger-related and restructuring expenses, record EPS of $1.03 up 4% and up 5% from very strong 1Q04

•	Record segment earnings in all four businesses reflect fee growth and expense discipline and the impact of the SouthTrust merger, primarily in the General Bank

–	General Bank up 9% and up 38% from 1Q04

–	Capital Management up 12% and up 6% from 1Q04

–	Wealth Management up 9% and up 33% from 1Q04

–	Corporate and Investment Bank up 33% and up 13% from 1Q04

1Q05 VS. COMBINED 4Q04 AND COMBINED 1Q04

•	Earnings of $1.6 billion up 11% and up 15% from 1Q04

•	Segment earnings reflect disciplined execution

1Q05 vs. 1Q04
	Revenue	Earnings
General Bank	+ 5%	+17%
Capital Management	(9%)	+ 5%
Wealth Management	+ 6%	+22%
Corporate and Investment Bank	+16%	+11%

•	Revenue up 2% and up 3% from 1Q04

–	Net interest income decreased 1% on lower contribution from trading and the impact of forward-starting hedges purchased in 1Q04; up 4% from 1Q04 on higher deposits and corporate banking activity

–	Fee and other income rose 5% and 2% from 1Q04 on strength in trading profits primarily linked to commercial mortgage securitization activity, other income and principal investing results

•	Other noninterest expense declined 1% largely reflecting merger efficiencies and overall discipline; down 1% vs. 1Q04

•	Results include:

–	$160 million of gains relating to equity sale in Corporate Lending and gain on sale of business

–	Gains largely offset by discretionary decisions to reposition our investment portfolio and other actions

•	Overhead efficiency ratio decreased to 57.15% vs. 60.70% in 1Q04

•	Net charge-offs were $46 million, or 8 bps of average loans, and nonperforming loans declined 5% reflecting further improvement in asset quality

•	Repurchased 20.4 million shares during the quarter

•	SouthTrust integration proceeding as planned; introduced common retail products and announced 175 branch closures

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Wachovia 1Q05 Quarterly Earnings Report

EARNINGS RECONCILIATION

Earnings Reconciliation	2005		2004
	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter		1Q05 EPS
(After-tax in millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	vs 4Q04	vs 1Q04
Net income (GAAP)	$1,621	1.01	1,448	0.95	1,263	0.96	1,252	0.95	1,251	0.94	6%	7
Net merger-related and restructuring expenses	31	0.02	53	0.04	55	0.04	47	0.03	48	0.04	(50)	(50)

Earnings excluding merger-related and restructuring expenses	1,652	1.03	1,501	0.99	1,318	1.00	1,299	0.98	1,299	0.98	4	5
Deposit base and other intangible amortization	72	0.05	74	0.05	62	0.05	67	0.05	69	0.05	—	—

Earnings excluding merger-related and restructuring expenses, and other intangible amortization	$1,724	1.08	1,575	1.04	1,380	1.05	1,366	1.03	1,368	1.03	4%	5

KEY POINTS

•	Expect remaining amortization of existing intangibles for 2005: 2Q05 $0.04; 3Q05 $0.04; 4Q05 $0.03

(See Appendix, page 16 for further detail)

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Wachovia 1Q05 Quarterly Earnings Report

SUMMARY RESULTS

Earnings Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Net interest income (Tax-equivalent)	$3,474	3,357	3,028	2,903	2,923	3%	19	$3,499	(1)%	$3,337
Fee and other income	2,995	2,804	2,601	2,607	2,767	7	8	2,839	5	2,927

Total revenue (Tax-equivalent)	6,469	6,161	5,629	5,510	5,690	5	14	6,338	2	6,264
Provision for credit losses	36	109	43	61	44	(67)	(18)	118	(69)	72
Other noninterest expense	3,696	3,605	3,445	3,286	3,455	3	7	3,743	(1)	3,733
Merger-related and restructuring expenses	61	116	127	102	99	(47)	(38)	116	(47)	99
Other intangible amortization	115	113	99	107	112	2	3	125	(8)	146

Total noninterest expense	3,872	3,834	3,671	3,495	3,666	1	6	3,984	(3)	3,978
Minority interest in income of consolidated subsidiaries	64	54	28	45	57	19	12	54	19	57

Income before income taxes (Tax-equivalent)	2,497	2,164	1,887	1,909	1,923	15	30	2,182	14	2,157
Income taxes (Tax-equivalent)	876	716	624	657	672	22	30	717	22	743

Net income	$1,621	1,448	1,263	1,252	1,251	12%	30	$1,465	11%	$1,414	15%

Diluted earnings per common share	$1.01	0.95	0.96	0.95	0.94	6%	7
Dividend payout ratio on common shares	45.54%	48.42	41.67	42.11	42.55	—	—
Return on average common stockholders’ equity	13.92	13.50	15.12	15.49	15.37	—	—
Return on average assets	1.31	1.22	1.18	1.22	1.26	—	—
Overhead efficiency ratio (Tax-equivalent)	59.86%	62.23	65.20	63.46	64.42	—	—	62.85%	—%	63.49%
Operating leverage (Tax-equivalent)	$269	368	(55)	(11)	244	(27)%	10

KEY POINTS

•	Revenues up 5% and up 14% from 1Q04 driven by the addition of SouthTrust

•	Up 2% from Combined 4Q04 reflecting higher fee and other income

•	Net interest income rose $117 million; up $551 million from 1Q04 largely due to addition of SouthTrust

•	Remained relatively stable from strong Combined 4Q04 as growth was offset by $25 million decrease in trading-related results and the impact of forward-starting hedges designed to protect against rising rates

•	Results up $137 million or 4% from Combined 1Q04 reflecting growth in core deposits and earning assets

•	Fee and other income was up $191 million and up $228 million from 1Q04 including SouthTrust impact

•	Results up 5% from Combined 4Q04 driven by gains on sale of equity received in settlement of loans, improvement in trading results and principal investing; up 2% from Combined 1Q04

•	Provision expense decreased $73 million on continued improvement in credit quality

•	Declined $82 million from Combined 4Q04

•	Other noninterest expense rose 3% driven by the addition of SouthTrust

•	Down 1% from Combined 4Q04 reflecting merger efficiencies and expense discipline

•	Results include:

•	$122 million of gains relating to equity sale in Corporate Lending

•	$38 million gain on sale of U.K.-based asset-based lending business

•	Gains largely offset by discretionary decisions to reposition our investment portfolio and to securitize auto loans resulting in losses of $41 million and $31 million, respectively; $25 million of corporate contributions; and $18 million of severance costs related to the Efficiency Initiative. Additionally, securitization income was $17 million lower and legal costs were higher than 4Q04

(See Appendix, pages 16 - 20 for further detail)

MINORITY INTEREST IN PRE-TAX INCOME OF CONSOLIDATED ENTITIES IS ACCOUNTED FOR AS AN EXPENSE ON OUR INCOME STATEMENT. MINORITY INTEREST INCLUDES THE EXPENSE REPRESENTED BY PRUDENTIAL FINANCIAL, INC.’S 38% OWNERSHIP INTEREST IN WACHOVIA SECURITIES FINANCIAL HOLDINGS, LLC (WSFH), IN ADDITION TO THE EXPENSE ASSOCIATED WITH OTHER MINORITY INTERESTS IN OUR CONSOLIDATED SUBSIDIARIES.

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Wachovia 1Q05 Quarterly Earnings Report

OTHER FINANCIAL MEASURES

Performance Highlights	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(Dollars in millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Earnings excluding merger-related and restructuring expenses (a)(b)
Net income	$1,652	1,501	1,318	1,299	1,299	10%	27
Return on average assets	1.34%	1.26	1.24	1.27	1.31	—	—
Return on average common stockholders’ equity	14.19	13.95	15.72	16.04	15.95	—	—
Overhead efficiency ratio (Tax-equivalent)	58.92	60.34	62.96	61.60	62.67	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	54.21%	55.01	57.56	55.50	56.69	—	—
Operating leverage (Tax-equivalent)	$214	358	(30)	(8)	208	(40)%	3
Earnings excluding merger-related and restructuring expenses, and other intangible amortization (a)(b)
Net income	$1,724	1,575	1,380	1,366	1,368	9%	26
Dividend payout ratio on common shares	42.59%	44.23	38.10	38.83	38.83	—	—
Return on average tangible assets	1.46	1.38	1.33	1.38	1.42	—	—
Return on average tangible common stockholders’ equity	28.86	26.59	26.28	27.15	26.97	—	—
Overhead efficiency ratio (Tax-equivalent)	57.15	58.50	61.20	59.66	60.70	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	52.10%	52.79	55.44	53.12	54.23	—	—
Operating leverage (Tax-equivalent)	$215	373	(38)	(13)	200	(42)%	8
Other financial data
Net interest margin	3.31%	3.37	3.36	3.37	3.55	—	—
Fee and other income as % of total revenue	46.30	45.50	46.21	47.33	48.62	—	—
Effective income tax rate	33.42	31.20	30.71	32.19	32.73	—	—
Tax rate (Tax-equivalent) (c)	35.05%	33.14	33.04	34.44	34.93	—	—
Asset quality
Allowance for loan losses as % of loans, net	1.20%	1.23	1.33	1.35	1.40	—	—
Allowance for loan losses as % of nonperforming assets	262	251	258	241	218	—	—
Allowance for credit losses as % of loans, net	1.27	1.30	1.41	1.43	1.49	—	—
Net charge-offs as % of average loans, net	0.08	0.23	0.15	0.17	0.13	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.50%	0.53	0.50	0.55	0.63	—	—
Capital adequacy
Tier 1 capital ratio (d)	7.93%	8.01	8.34	8.36	8.54	—	—
Tangible capital ratio (including FAS 115/133)	4.84	5.15	5.06	4.96	5.25	—	—
Tangible capital ratio (excluding FAS 115/133)	4.84	4.99	4.84	4.85	4.85	—	—
Leverage ratio (d)	6.00%	6.38	6.21	6.23	6.33	—	—
Other
Average diluted common shares	1,603	1,518	1,316	1,320	1,326	6%	21
Actual common shares	1,576	1,588	1,308	1,309	1,312	(1)	20
Dividends paid per common share	$0.46	0.46	0.40	0.40	0.40	—	15
Book value per common share	29.48	29.79	25.92	24.93	25.42	(1)	16
Common stock price	50.91	52.60	46.95	44.50	47.00	(3)	8
Market capitalization	$80,256	83,537	61,395	58,268	61,650	(4)	30
Common stock price to book value	173%	177	181	178	185	—	—
FTE employees	93,669	96,030	84,503	85,042	85,460	(2)	10
Total financial centers/brokerage offices	4,003	4,004	3,247	3,271	3,305	—	21
ATMs	5,234	5,321	4,395	4,396	4,404	(2)%	19

(a)	See tables on page 3, and on pages 38 through 41 for reconciliation to earnings prepared in accordance with GAAP.

(b)	See page 4 for the most directly comparable GAAP financial measure and pages 38 through 41 for reconciliation to earnings prepared in accordance with GAAP.

(c)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

(d)	The first quarter of 2005 is based on estimates.

KEY POINTS

•	Cash overhead efficiency ratio improved 135 bps to 57.15%

•	Tax-equivalent tax rate increased to 35.05%

•	Leverage ratio of 6.00%, vs. estimated Combined 4Q04 of 6.10%

•	Average diluted shares increased 85 million reflecting the full-quarter average effect of shares associated with SouthTrust and the net effect of employee stock option activity, partially offset by the effect of 1Q05 open market purchases of 20.4 million shares at an average cost of $53.95 per share

(See Appendix, pages 16 - 20 for further detail)

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Wachovia 1Q05 Quarterly Earnings Report

LOAN AND DEPOSIT GROWTH

Average Balance Sheet Data	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Assets
Trading assets	$35,147	36,517	32,052	26,135	20,956	(4)%	68	$36,537	(4)%	$21,064
Securities	114,961	103,879	101,493	100,209	98,222	11	17	107,738	7	109,411
Commercial loans, net
General Bank	78,755	69,616	53,097	52,105	50,890	13	55	77,712	1	75,040
Corporate and Investment Bank	36,914	35,309	32,916	29,545	29,385	5	26	35,824	3	30,817
Other	12,034	11,674	10,847	10,457	10,093	3	19	11,940	1	10,746

Total commercial loans, net	127,703	116,599	96,860	92,107	90,368	10	41	125,476	2	116,603	10%
Consumer loans, net	93,472	79,928	71,692	71,535	68,813	17	36	83,510	12	78,214

Total loans, net	221,175	196,527	168,552	163,642	159,181	13	39	208,986	6	194,817

Loans held for sale	12,869	21,405	17,119	15,603	12,759	(40)	1	21,634	(41)	13,193
Other earning assets (a)	36,895	39,162	40,693	39,258	39,202	(6)	(6)	39,174	(6)	39,228

Total earning assets	421,047	397,490	359,909	344,847	330,320	6	27	414,069	2	377,713
Cash	12,661	11,870	11,159	11,254	10,957	7	16	12,208	4	11,946
Other assets	66,778	63,071	53,331	54,973	57,411	6	16	67,474	(1)	70,506

Total assets	$500,486	472,431	424,399	411,074	398,688	6%	26	$493,751	1%	$460,165

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	210,553	202,398	181,556	173,343	162,070	4	30	209,893	—	184,013
Foreign and other time deposits	23,579	19,424	15,256	14,883	15,349	21	54	22,231	6	24,185

Total interest-bearing deposits	234,132	221,822	196,812	188,226	177,419	6	32	232,124	1	208,198
Short-term borrowings	83,999	77,657	77,547	75,586	75,053	8	12	79,378	6	79,292
Long-term debt	47,385	44,010	39,951	37,840	37,269	8	27	46,302	2	43,748

Total interest-bearing liabilities	365,516	343,489	314,310	301,652	289,741	6	26	357,804	2	331,238
Noninterest-bearing deposits	60,542	58,229	51,433	50,466	46,603	4	30	60,143	1	51,700
Other liabilities	27,197	28,069	25,410	26,460	29,607	(3)	(8)	28,414	(4)	30,647

Total liabilities	453,255	429,787	391,153	378,578	365,951	5	24	446,361	2	413,585
Stockholders’ equity	47,231	42,644	33,246	32,496	32,737	11	44	47,390	—	46,580

Total liabilities and stockholders’ equity	$500,486	472,431	424,399	411,074	398,688	6%	26	$493,751	1%	$460,165

(a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.

Memoranda
Low-cost core deposits	$224,009	216,821	194,404	184,094	167,765	3%	34	$223,692	—%	$187,149
Other core deposits	47,086	43,806	38,585	39,715	40,908	7	15	46,344	2	48,564

Total core deposits	$271,095	260,627	232,989	223,809	208,673	4%	30	$270,036	—%	$235,713

KEY POINTS

•	Trading assets decreased 4% primarily due to commercial mortgage securitization activity

•	Average VAR remained relatively stable at $19 million vs. $20 million in 4Q04

•	Securities increased $11 billion and included the full quarter effect of addition of SouthTrust

•	Average duration of investment securities increased to 3.1 years from 2.8 years at 4Q04

•	Combined securities up $7 billion reflecting higher business unit and conduit positions and a greater use of cash securities in lieu of derivatives to maintain our moderately asset-sensitive position

•	Commercial loans increased $11.1 billion or 10% due largely to the SouthTrust merger; Combined commercial loans up 2% reflecting strength in large corporate and middle-market lending

•	Consumer loans grew 17% and reflect the SouthTrust merger; Combined consumer loans up $10 billion reflecting 4Q04 actions

•	$9.2 billion in transfers of real-estate secured loans from held for sale

•	Combined period-end total consumer loan assets up 2% and up 8% from 1Q04 Combined

•	Total earning assets include $11.2 billion of consumer loans held for sale and $5.8 billion of margin loans

•	Loans held for sale decreased due to the 4Q04 transfer of $9.2 billion of consumer loans to the loan portfolio; securitized $2.0 billion of real-estate secured loans from loans held for sale in 4Q04

•	Core deposits were up 4% and up 30% from 1Q04 driven by the addition of SouthTrust

•	Core deposits up $1.1 billion from Combined 4Q04 as strength in consumer was largely offset by declines in market rate commercial balances; up 15% vs. Combined 1Q04, on FDIC sweep balance growth and 10% other core growth

•	Required divesture of $626 million in deposits and branches completed on February 18th

(See Appendix, pages 17 - 18 for further detail)

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Wachovia 1Q05 Quarterly Earnings Report

FEE AND OTHER INCOME

Fee and Other Income	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Service charges	$513	519	499	489	471	(1)%	9	$540	(5)%	$536
Other banking fees	351	343	313	301	269	2	30	357	(2)	308
Commissions	599	620	568	657	756	(3)	(21)	623	(4)	765
Fiduciary and asset management fees	714	700	668	700	704	2	1	702	2	712
Advisory, underwriting and other investment banking fees	233	271	237	203	200	(14)	17	271	(14)	200
Trading account profits (losses)	99	(16)	(60)	34	77	—	29	(16)	—	79
Principal investing	59	7	201	15	38	—	55	7	—	38
Securities gains (losses)	(2)	23	(71)	36	2	—	—	23	—	5
Other income	429	337	246	172	250	27	72	332	29	284

Total fee and other income	$2,995	2,804	2,601	2,607	2,767	7%	8	$2,839	5%	$2,927

KEY POINTS

•	Fee and other income increased 7% and 8% vs. 1Q04

•	Up $156 million, or 5%, from Combined 4Q04 largely reflecting higher other income

•	Service charges declined 1% and grew 9% from 1Q04 reflecting the merger with SouthTrust

•	Combined results down 5% on declines in consumer DDA fees reflecting some seasonality; down $23 million from Combined 1Q04 on lower commercial DDA service charges

•	Other banking fees rose 2%; up 30% over 1Q04 largely reflecting merger with SouthTrust

•	Combined results down 2% linked quarter as growth in commercial mortgage banking fees was more than offset by seasonally lower debit card interchange fees

•	Commissions declined 3% linked quarter largely on lower retail brokerage and insurance volume; down 21% from a more robust 1Q04

•	Fiduciary and asset management fees increased 2% primarily on growth in managed fee account assets; up 1% vs. 1Q04

•	Advisory, underwriting and other investment banking fees declined 14%; up 17% from 1Q04

•	Linked quarter reflects growth in high-yield origination fees more than offset by declines from strong 4Q04 in M&A, loan syndications and structured products

•	Trading account profits were $99 million versus losses of $16 million in 4Q04 on stronger results in structured products and global rate products

•	Principal investing net gains of $59 million were $52 million higher than 4Q04 and $21 million higher than 1Q04

•	Securities losses of $2 million included $41 million of losses from actions taken in the investment portfolio and $39 million of gains in Corporate and Investment Banking

•	Other income rose $92 million from 4Q04 results largely reflecting a $117 million gain on the sale of equity received in settlement of loans, $38 million gain on the sale of a U.K.-based business and $31 million loss on pending auto loan securitization

(See Appendix, page 19 for further detail)

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Wachovia 1Q05 Quarterly Earnings Report

NONINTEREST EXPENSE

Noninterest Expense	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Salaries and employee benefits	$2,401	2,239	2,118	2,164	2,182	7%	10	$2,334	3%	$2,359
Occupancy	250	260	234	224	229	(4)	9	270	(7)	255
Equipment	265	272	268	253	259	(3)	2	280	(5)	281
Advertising	44	51	46	48	48	(14)	(8)	54	(19)	51
Communications and supplies	162	163	149	157	151	(1)	7	168	(4)	165
Professional and consulting fees	127	179	134	126	109	(29)	17	183	(31)	117
Sundry expense	447	441	496	314	477	1	(6)	454	(2)	505

Other noninterest expense	3,696	3,605	3,445	3,286	3,455	3	7	3,743	(1)	3,733	(1)%
Merger-related and restructuring expenses	61	116	127	102	99	(47)	(38)	116	(47)	99
Other intangible amortization	115	113	99	107	112	2	3	125	(8)	146

Total noninterest expense	$3,872	3,834	3,671	3,495	3,666	1%	6	$3,984	(3)%	$3,978

KEY POINTS

•	Other noninterest expense rose 3% and 7% vs. 1Q04; decreased 1% from Combined 4Q04 including $114 million decrease in all categories except salaries and employee benefits

•	Salaries and employee benefits were 7% higher; up 3% from Combined 4Q04 and 2% from Combined 1Q04 driven by higher revenue-based incentives largely in Corporate and Investment Banking

•	Occupancy expense decreased 4% largely reflecting merger efficiencies; decreased 7% from Combined 4Q04 largely reflecting benefits of retail brokerage integration

•	Advertising expense declined 14% reflecting discipline; decreased 19% from Combined 4Q04

•	Professional and consulting fees decreased $52 million from 4Q04 which reflected higher seasonal billings

•	Sundry expense increased 1%; decreased 2% from Combined 4Q04 on lower travel expenses

(See Appendix, page 20 for further detail)

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Wachovia 1Q05 Quarterly Earnings Report

CONSOLIDATED RESULTS - SEGMENT SUMMARY

Wachovia Corporation Performance Summary	Total Corporation		1Q05 vs. 1Q04	General Bank		1Q05 vs. 1Q04
(In millions)	Actual 1Q05	Combined 1Q04		Actual 1Q05	Combined 1Q04
Income statement data

Net interest income (Tax-equivalent)	$3,474	3,337	4%	$2,373	2,214	7%
Fee and other income	2,995	2,927	2	684	687	—
Intersegment revenue	—	—	—	43	39	—

Total revenue (Tax-equivalent)	6,469	6,264	3	3,100	2,940	5
Provision for credit losses	36	72	(50)	57	91	(37)
Noninterest expense	3,811	3,848	(1)	1,547	1,573	(2)
Minority interest	74	79	(6)	—	—	—
Income taxes (Tax-equivalent)	896	783	14	549	464	18

Segment earnings (a)	$1,652	1,482	11%	$947	812	17%

(a) Segment earnings of $1,652 million and $1,482 million exclude after tax merger-related and restructuring expenses of $31 million and a Combined $68 million, respectively.
Performance and other data

Cash overhead efficiency ratio (Tax-equivalent)	57.15%	59.56	—	49.91%	53.52	—
Average loans, net	$221,175	194,817	14%	$159,328	147,986	8%
Average core deposits	$271,095	235,713	15%	$203,316	186,921	9%

Wachovia Corporation Performance Summary	Segment Earnings		1Q05 vs. 1Q04
	Actual 1Q05	Combined 1Q04
Capital Management	$156	149	5%
Wealth Management	60	49	22
Corporate and Investment Bank	$505	453	11%

Wachovia Corporation Performance Summary	Three Months Ended March 31, 2005
(Dollars in millions)	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Merger- Related and Restructuring Expenses	Total Corporation
Income statement data

Total revenue (Tax-equivalent)	$3,100	1,332	284	1,534	219	—	6,469
Noninterest expense	1,547	1,086	190	733	255	61	3,872
Minority interest	—	—	—	—	74	(10)	64
Segment earnings	$947	156	60	505	(16)	(31)	1,621

Performance and other data

Economic profit	$704	117	43	342	(26)	—	1,180
Risk adjusted return on capital (RAROC)	51.55%	44.78	47.33	37.98	6.59	—	40.05
Economic capital, average	$7,046	1,408	478	5,135	2,409	—	16,476
Cash overhead efficiency ratio (Tax-equivalent)	49.91%	81.55	67.01	47.80	63.82	—	57.15
FTE employees	42,313	18,846	3,878	4,623	24,009	—	93,669

Business mix/Economic capital

Based on total revenue	47.92%	20.59	4.39	23.71
Based on segment earnings	57.32	9.44	3.63	30.57
Average economic capital change (1Q05 vs. 1Q04)	34%	(3)	4	14

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Wachovia 1Q05 Quarterly Earnings Report

GENERAL BANK

This segment includes Retail and Small Business, and Commercial.

General Bank Performance Summary (Dollars in millions)	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Income statement data
Net interest income (Tax-equivalent)	$2,373	2,297	1,997	1,905	1,860	3%	28	$2,422	(2)%	$2,214
Fee and other income	684	660	602	602	570	4	20	697	(2)	687
Intersegment revenue	43	47	43	40	38	(9)	13	48	(10)	39

Total revenue (Tax-equivalent)	3,100	3,004	2,642	2,547	2,468	3	26	3,167	(2)	2,940
Provision for credit losses	57	107	74	65	68	(47)	(16)	113	(50)	91
Noninterest expense	1,547	1,528	1,365	1,308	1,325	1	17	1,637	(5)	1,573
Income taxes (Tax-equivalent)	549	497	436	427	390	10	41	514	7	464

Segment earnings	$947	872	767	747	685	9%	38	$903	5%	$812	17%

Performance and other data
Economic profit	$704	675	599	572	502	4%	40
Risk adjusted return on capital (RAROC)	51.55%	52.73	57.56	55.50	49.32	—	—
Economic capital, average	$7,046	6,433	5,119	5,164	5,272	10	34
Cash overhead efficiency ratio (Tax-equivalent)	49.91%	50.86	51.65	51.36	53.71	—	—	51.66%	—%	53.52%
Lending commitments	$96,559	93,608	76,592	73,372	69,977	3	38
Average loans, net	159,328	146,878	124,625	122,080	118,198	8	35	$157,131	1%	$147,986
Average core deposits	$203,316	192,922	171,239	167,434	161,781	5	26	$201,725	1%	$186,921
FTE employees	42,313	43,441	34,558	34,567	34,464	(3)%	23

General Bank Key Metrics	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Customer overall satisfaction score (a)	6.62	6.59	6.57	6.57	6.58	—%	1
New/Lost ratio	1.38	1.45	1.44	1.38	1.41	(5)	(2)
Online active customers (In thousands) (b)	2,862	2,736	2,548	2,514	2,240	5	28
Financial centers	3,277	3,283	2,507	2,519	2,531	—%	29

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.

(b)	Retail and small business.

SouthTrust Integration
(Dollars in millions)	2005 First Quarter	2004	Cumulative Total	Goal	% of Goal Complete
Merger costs	$124	101	225	$700	32%
Position reductions	1,775	733	2,508	4,300	58
Branches consolidated	—	—	—	175-200	—%

SEGMENT EARNINGS OF $947 MILLION, UP 9% AND UP 38% FROM 1Q04

•	Revenue of $3.1 billion, up 3% and up 26% from 1Q04 driven by the addition of SouthTrust and year-over-year loan and deposit growth

•	Combined net interest income down 2% as the effect of balance sheet growth was more than offset by lower spreads due to funds transfer pricing methodology (resulting in wider spreads in the Parent)

•	Combined fees down 2% from 4Q04 reflecting some seasonality in consumer DDA charges; Combined fees flat vs. Combined 1Q04 as strong growth in debit card fees was offset as commercial customers’ compensating balances covered more fees due to higher earnings credit rates

•	Expenses up 1% due to addition of SouthTrust

•	Combined expenses down 5% reflecting higher 4Q04 personnel costs at SouthTrust and focus on improving efficiency; 1Q05 results also include $15 million of efficiency initiative-related costs

•	Average loans up 8% due to addition of SouthTrust; average core deposits up 5%

•	Combined loans up 1% and 8% vs. Combined 1Q04, with particular linked quarter strength in commercial and year-over-year growth in consumer loans

•	Combined core deposits up 1% and 9% vs. Combined 1Q04; strength in consumer interest checking, money market and CDs

•	Sustained industry-leading customer satisfaction scores and record customer loyalty

•	Merger integration on-track; retail deposit products aligned; rolled out communications for 175 branch consolidations

(See Appendix, pages 21 – 23 for further discussion of business unit results)

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Wachovia 1Q05 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

Capital Management Performance Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Income statement data
Net interest income (Tax-equivalent)	$155	157	153	132	119	(1)%	30	$157	(1)%	$122
Fee and other income	1,189	1,212	1,123	1,236	1,343	(2)	(11)	1,215	(2)	1,357
Intersegment revenue	(12)	(10)	(13)	(11)	(13)	(20)	8	(10)	20	(14)

Total revenue (Tax-equivalent)	1,332	1,359	1,263	1,357	1,449	(2)	(8)	1,362	(2)	1,465
Provision for credit losses	—	—	—	—	—	—	—	—	—	—
Noninterest expense	1,086	1,140	1,090	1,138	1,219	(5)	(11)	1,146	(5)	1,231
Income taxes (Tax-equivalent)	90	80	63	80	83	13	8	77	17	85

Segment earnings	$156	139	110	139	147	12%	6	$139	12%	$149

Performance and other data
Economic profit	$117	100	74	101	108	17%	8
Risk adjusted return on capital (RAROC)	44.78%	38.95	33.47	40.46	40.88	—	—
Economic capital, average	$1,408	1,421	1,312	1,380	1,447	(1)	(3)
Cash overhead efficiency ratio (Tax-equivalent)	81.55%	83.92	86.29	83.94	84.07	—	—	84.03%	—%	84.00%
Average loans, net	$624	656	625	503	340	(5)	84	$656	(5)%	$340
Average core deposits	$31,666	31,523	29,095	24,731	18,348	—	73	$31,672	—%	$19,058
FTE employees	18,846	19,735	19,612	19,783	19,909	(5)%	(5)

Capital Management Key Metrics	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Separate account assets	$152,066	149,913	142,407	143,368	146,405	1%	4
Mutual fund assets	100,433	106,408	106,831	104,217	104,154	(6)	(4)

Total assets under management (a)	252,499	256,321	249,238	247,585	250,559	(1)	1
Securities lending	45,249	40,885	36,123	36,500	36,200	11	25

Total assets under management and securities lending	$297,748	297,206	285,361	284,085	286,759	—	4

Gross fluctuating mutual fund sales	$3,717	3,048	2,830	3,884	4,378	22	(15)

Full-service financial advisors series 7	7,883	8,017	7,964	8,009	8,133	(2)	(3)
Financial center advisors series 6	2,451	2,502	2,594	2,871	3,081	(2)	(20)
Broker client assets	$644,700	652,500	615,900	618,800	623,000	(1)	3
Customer receivables including margin loans	$5,668	6,028	6,050	6,161	6,143	(6)	(8)
Traditional brokerage offices	693	688	708	720	742	1	(7)
Banking centers with brokerage services	2,207	2,237	1,834	1,955	2,047	(1)%	8

(a)	Includes $65 billion in assets managed for Wealth Management which are also reported in that segment.

Retail Brokerage Integration	2005	2004	2003	Cumulative Total	Goal		% of Goal Complete
(Dollars in millions)	First Quarter
Merger costs	$28	695	203	926	1,020	(a)	91%
Position reductions	274	1,521	84	1,879	1,750		107
Real estate square footage reduction (In millions)	0.2	1.8	0.5	2.5	2.7		93
Branches consolidated	3	119	22	144	144		100%

(a)	Lowered original estimate of $1.128 billion by $108 million.

SEGMENT EARNINGS OF $156 MILLION, UP 12% AND 6% FROM 1Q04

•	Total revenue down 2% linked quarter; down 8% from 1Q04

•	Fee and other income decreased 2% largely due to reduced retail brokerage activity in a challenging market environment

•	Expenses declined 5% reflecting continued efficiencies gained from retail brokerage transaction

•	Overhead efficiency ratio improved to 81.55% from 83.92%; FTEs down 5% related to retail brokerage integration activities

•	AUM down 1% as net equity fund flows were offset by lower equity valuations and outflows in institutional money market funds

•	Retail brokerage merger integration substantially complete, expect to finalize in 2Q05

(See Appendix, pages 24 - 25 for further discussion of business unit results)

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Wachovia 1Q05 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning, and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management Performance Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Income statement data
Net interest income (Tax-equivalent)	$136	134	125	115	110	1%	24	$136	—%	$116
Fee and other income	146	149	143	152	148	(2)	(1)	151	(3)	152
Intersegment revenue	2	1	2	1	1	—	—	1	—	1

Total revenue (Tax-equivalent)	284	284	270	268	259	—	10	288	(1)	269
Provision for credit losses	(1)	—	(1)	—	—	—	—	—	—	—
Noninterest expense	190	200	190	192	187	(5)	2	202	(6)	193
Income taxes (Tax-equivalent)	35	29	31	26	27	21	30	31	13	27

Segment earnings	$60	55	50	50	45	9%	33	$55	9%	$49

Performance and other data
Economic profit	$43	36	34	32	28	19%	54
Risk adjusted return on capital (RAROC)	47.33%	40.33	40.52	39.46	35.46	—	—
Economic capital, average	$478	489	455	456	459	(2)	4
Cash overhead efficiency ratio (Tax-equivalent)	67.01%	70.11	70.55	71.26	72.55	—	—	69.99%	—%	71.62%
Lending commitments	$5,010	4,830	4,497	4,445	4,117	4	22
Average loans, net	12,824	12,055	11,215	10,640	10,205	6	26	$12,230	5%	$10,715
Average core deposits	$12,433	12,135	11,563	11,279	10,620	2	17	$12,263	1%	$10,952
FTE employees	3,878	3,911	3,671	3,715	3,764	(1)%	3

Wealth Management Key Metrics	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Investment assets under administration	$120,705	119,582	107,750	108,739	109,239	1%	10
Assets under management (a)	$64,606	64,673	58,692	59,401	59,620	—	8
Client relationships	55,721	56,522	52,543	67,242	71,248	(1)	(22)
Wealth Management advisors	1,004	987	951	1,011	1,007	2%	—

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

SEGMENT EARNINGS OF $60 MILLION, UP 9% AND 33% FROM 1Q04

•	Net interest income up 1% on average loan growth of 6% and deposit growth of 2%; and up 24% from 1Q04 including the impact of the SouthTrust merger

•	Fee and other income was down 2% and down 1% from 1Q04 as higher market valuations drove improvement in trust and investment management fees offset by lower insurance commissions

•	Cash overhead efficiency ratio of 67.01% improved 310 bps linked quarter and 554 bps from 72.55% in 1Q04

•	AUM remained relatively stable as positive inflows helped offset lower market valuations; up 8% from 1Q04 due to higher market valuations and the impact of the SouthTrust merger and acquisition of Tanager Financial Services

•	Acquisition of insurance broker, Palmer and Cay, expected to close in 2Q05

(See Appendix, page 26 for further discussion of business unit results)

Page - 12

Wachovia 1Q05 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking and Treasury and International Trade Finance, and Principal Investing.

Corporate and Investment Bank Performance Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Income statement data
Net interest income (Tax-equivalent)	$589	619	587	601	583	(5)%	1	$621	(5)%	$589
Fee and other income	979	684	785	714	741	43	32	683	43	754
Intersegment revenue	(34)	(38)	(33)	(30)	(27)	(11)	26	(38)	(11)	(26)

Total revenue (Tax-equivalent)	1,534	1,265	1,339	1,285	1,297	21	18	1,266	21	1,317
Provision for credit losses	(3)	4	(15)	(4)	(26)	—	(88)	6	—	(26)
Noninterest expense	733	659	682	619	619	11	18	663	11	626
Income taxes (Tax-equivalent)	299	222	246	248	258	35	16	220	36	264

Segment earnings	$505	380	426	422	446	33%	13	$377	34%	$453

Performance and other data
Economic profit	$342	226	268	272	278	51%	23
Risk adjusted return on capital (RAROC)	37.98%	29.65	34.15	35.28	35.77	—	—
Economic capital, average	$5,135	4,807	4,603	4,505	4,521	7	14
Cash overhead efficiency ratio (Tax-equivalent)	47.80%	52.12	50.89	48.20	47.71	—	—	52.39%	—%	47.56%
Lending commitments	$84,495	84,052	77,007	75,295	71,147	1	19
Average loans, net	36,919	35,315	32,922	29,552	29,392	5	26	$35,830	3%	$30,823
Average core deposits	$20,577	20,834	18,604	17,872	15,987	(1)	29	$20,873	(1)%	$16,106
FTE employees	4,623	4,723	4,548	4,521	4,352	(2)%	6

Corporate and Investment Bank Sub-segment Revenue	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Investment Banking	$802	651	773	616	647	23%	24
Corporate Lending	484	361	323	430	414	34	17
Treasury and International Trade Finance	248	253	243	239	236	(2)	5

Total revenue (Tax-equivalent)	$1,534	1,265	1,339	1,285	1,297	21%	18

Memoranda
Total net trading revenue (Tax-equivalent)	$304	231	184	255	298	32%	2

RECORD SEGMENT EARNINGS OF $505 MILLION, UP 33% FROM 4Q04

•	Revenue of $1.5 billion increased 21% and increased 18% from 1Q04

•	Net interest income down 5% driven by lower trading assets due to securitization activity and lower core deposits

•	Fee and other income increased 43% from 4Q04, which included $122 million gain on sale of equity received in settlement of loans, $101 million in trading profits driven by strength in real estate structured products and $59 million in principal investing net gains

•	Provision recovery of $3 million reflects gross charge-offs of $6 million and recoveries of $9 million

•	Expenses increased 11% largely on higher revenue-based incentive costs

•	Average loans increased $1.6 billion linked-quarter, driven by growth in large corporate as well as the addition of SouthTrust; average loans increased $7.5 billion from 1Q04 largely due to the 2Q04 resolution of commercial leasing tax matters and the addition of SouthTrust

(See Appendix, pages 27 – 29 for further discussion of business unit results)

Page - 13

Wachovia 1Q05 Quarterly Earnings Report

ASSET QUALITY

Asset Quality	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Nonperforming assets
Nonaccrual loans	$910	955	798	863	968	(5)%	(6)
Foreclosed properties	132	145	101	104	103	(9)	28

Total nonperforming assets	$1,042	1,100	899	967	1,071	(5)%	(3)

as % of loans, net and foreclosed properties	0.46%	0.49	0.51	0.56	0.64	—	—

Nonperforming assets in loans held for sale	$159	157	57	68	67	1%	—

Total nonperforming assets in loans and in loans held for sale	$1,201	1,257	956	1,035	1,138	(4)%	6

as % of loans, net, foreclosed properties and loans held for sale	0.50%	0.53	0.50	0.55	0.63	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$2,757	2,324	2,331	2,338	2,348	19%	17
Balance of acquired entity at purchase date	—	510	—	—	—	—	—
Net charge-offs	(46)	(115)	(65)	(68)	(52)	(60)	(12)
Allowance relating to loans transferred or sold	(13)	(51)	3	(3)	(9)	(75)	44
Provision for credit losses related to loans transferred or sold (b)	1	(6)	(8)	(9)	(8)	—	—
Provision for credit losses	33	95	63	73	59	(65)	(44)

Allowance for loan losses, end of period	2,732	2,757	2,324	2,331	2,338	(1)	17

Reserve for unfunded lending commitments, beginning of period	154	134	146	149	156	15	(1)
Provision for credit losses	2	20	(12)	(3)	(7)	(90)	—

Reserve for unfunded lending commitments, end of period	156	154	134	146	149	1	5

Allowance for credit losses	$2,888	2,911	2,458	2,477	2,487	(1)%	16

Allowance for loan losses
as % of loans, net	1.20%	1.23	1.33	1.35	1.40	—	—
as % of nonaccrual and restructured loans(c)	300	289	291	270	242	—	—
as % of nonperforming assets (c)	262	251	258	241	218	—	—
Allowance for credit losses
as % of loans, net	1.27%	1.30	1.41	1.43	1.49	—	—

Net charge-offs	$46	115	65	68	52	(60)%	(12)
Commercial, as % of average commercial loans	0.00%	0.20	0.05	0.08	(0.05)	—	—
Consumer, as % of average consumer loans	0.19%	0.28	0.30	0.28	0.36	—	—
Total, as % of average loans, net	0.08%	0.23	0.15	0.17	0.13	—	—

Past due loans, 90 days and over, and nonaccrual loans (c)
Commercial, as a % of loans, net	0.50%	0.56	0.57	0.66	0.78	—	—
Consumer, as a % of loans, net	0.80%	0.80	0.89	0.86	0.77	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.

(c)	These ratios do not include nonperforming assets included in loans held for sale.

KEY POINTS

•	NPAs remained low at 50 bps

•	Provision expense of $36 million decreased $73 million

•	Net charge-offs of $46 million, or 8 bps of average loans, decreased $69 million reflecting lower gross charge-offs of $94 million, or 17 bps

•	Allowance for loan losses totaled $2.7 billion or 1.20% of net loans and reflects high quality loan portfolio

•	Allowance for credit losses $23 million lower reflecting $10 million decrease due to declining risk in the portfolio and $13 million relating to loan sales and transfers to held for sale

•	Allowance for loan losses to nonaccrual loans increased to 300% vs. 289% in 4Q04

•	Continued proactive portfolio management actions

•	Sold $125 million of commercial exposure out of the loan portfolio including $90 million of outstandings, of which $46 million were nonperforming loans

•	Transferred $1.1 billion of auto loans to held for sale relating to a pending 2Q05 securitization; also transferred $173 million of commercial loan exposure, including $156 million of outstandings

(See Appendix, pages 31 - 33 for further detail)

Page - 14

Wachovia 1Q05 Quarterly Earnings Report

2005 FULL YEAR OUTLOOK

ECONOMIC ASSUMPTIONS FOR FULL-YEAR 2005

REAL GDP GROWTH	3.50%
INFLATION (CPI)	2.80%
FED FUNDS (AT DEC 2005)	4.00%
10 YEAR TREASURY BOND (AT DEC 2005)	4.50%
S&P 500 (AT DEC 2005)	6.00%

*DENOTES UPDATE TO OUTLOOK

(VERSUS “COMBINED” FULL-YEAR 2004 UNLESS OTHERWISE NOTED)

“COMBINED” 2004(1)		2005 OUTLOOK
NET INTEREST INCOME (TE)	$13.6 BILLION	EXPECTED % GROWTH IN LOW-SINGLE DIGITS

NET INTEREST MARGIN	3.42%	EXPECTED TO DECLINE 10 - 15 BPS OVER THE COURSE OF THE YEAR

FEE INCOME	$11.4 BILLION	ANTICIPATE % GROWTH IN LOW-TO-MID TEENS

NONINTEREST EXPENSE(2)	$15.4 BILLION	EXPECTED % GROWTH IN LOW-SINGLE DIGITS

•      REFLECTS ESTIMATED $250 MILLION AND $250 MILLION, RESPECTIVELY, OF INCREMENTAL EXPENSE SAVINGS RELATING TO SOUTHTRUST AND RETAIL BROKERAGE INTEGRATION, AS WELL AS APPROXIMATELY $150 MILLION RELATING TO OUR EFFICIENCY INITIATIVE

MINORITY INTEREST EXPENSE(2)	$297 MILLION	EXPECTED TO BE 3.5% - 4.5% OF PRE-TAX INCOME (3)

LOANS	$202,263 MILLION	EXPECT MID-TO HIGH-SINGLE-DIGIT % GROWTH

	$81,257 MILLION	CONSUMER MID- TO HIGH-SINGLE-DIGIT % GROWTH

	$121,006 MILLION	COMMERCIAL MID- TO HIGH-SINGLE-DIGIT % GROWTH

NET CHARGE-OFFS	19 BPS	15 - 25 BPS OF AVERAGE NET LOANS RANGE

EXPECT LOW END OF THIS RANGE*

PROVISION EXPECTED TO BE WITHIN THIS RANGE

EFFECTIVE TAX RATE	33.81%	APPROXIMATELY 35.0 - 35.5% (TAX-EQUIVALENT)

LEVERAGE RATIO		TARGET > 6.00%

DIVIDEND PAYOUT RATIO		40%–50% OF EARNINGS (BEFORE MERGER-RELATED AND RESTRUCTURING EXPENSES, AND OTHER INTANGIBLE AMORTIZATION)

EXCESS CAPITAL		OPPORTUNISTICALLY REPURCHASE SHARES; AUTHORIZATION FOR 55.3 MILLION SHARES REMAINING

FINANCIALLY ATTRACTIVE, SHAREHOLDER FRIENDLY ACQUISITIONS

(1)	Represents “Combined” data, calculated as if Wachovia and SouthTrust had merged on 1/1/04. See Wachovia’s Current Report on Form 8-K dated 1/19/05 for further information

(2)	Before merger-related and restructuring expenses

(3)	Before minority interest expense

Page - 15

APPENDIX

TABLE OF CONTENTS

Summary Operating Results	16

Net Interest Income	17

Fee and Other Income	19

Noninterest Expense	20

General Bank	21

Capital Management	24

Wealth Management	26

Corporate and Investment Bank	27

Parent	30

Asset Quality	31

Merger Integration Update	34

Explanation of Our Use of Certain Non-GAAP Financial Measures	37

Cautionary Statement	42

Supplemental Illustrative Combined Information	43

Wachovia 1Q05 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, and (iii) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments.

We continuously update segment information for changes that occur in the management of our businesses. In 1Q05, we transferred certain insurance brokerage business lines to Wealth Management from Capital Management and have updated information for 2004 to reflect this change. The impact to segment earnings for full year 2004 as a result of this and other changes was a $17 million increase in the General Bank, a $4 million decrease in Capital Management, a $2 million increase in Wealth Management, a $43 million decrease in the Corporate and Investment Bank and a $28 million increase in the Parent. Additionally, we have updated the presentation for all periods of sub-segment results for the Corporate and Investment Bank to be more consistent with the management of these business lines. Specifically, Loan Syndications was moved from Corporate Lending to Investment Banking and the formerly separate Principal Investing sub-segment was Combined with Investment Banking. The impact to previously reported sub-segment earnings for full year 2004 was a reduction of $99 million for Corporate Lending and a net increase of $73 million for Investment Banking, including a $133 million loss from the Principal Investing sub-segment which was combined with the Investment Banking sub-segment this quarter.

In a rising rate environment, Wachovia benefits from a widening spread between deposit costs and wholesale funding costs. However, our funds transfer pricing (“FTP”) system, described below, credits this benefit to deposit-providing business on a lagged basis. The effect of the FTP system results in rising charges to business units for funding to support predominantly floating rate assets. This benefit of higher rates earned on floating-rate assets and lagging rates on longer duration deposits is captured in the central money book in the Parent segment.

In order to remove interest rate risk from each core business segment, the management reporting model employs a FTP system. The FTP system matches the duration of the funding used by each segment to the duration of the assets and liabilities contained in each segment. Matching the duration, or the effective term until an instrument can be repriced, allocates interest income and/or interest expense to each segment so its resulting net interest income is insulated from interest rate risk.

As previously disclosed, the FASB continues to discuss several matters related to leveraged lease accounting. SFAS 13, as amended and interpreted, states that, for a leveraged lease, if a change in an important lease assumption changes the total estimated net income under the lease, the rate of return and the allocation of lease income to positive investment years must be recalculated from inception of the lease using the revised important assumption. The net investment in the lease must then be adjusted to the revised amount by a charge or credit to the results of operations in the period in which the important assumption is changed. Changes that affect only the timing of cash flows and not the total net income under the lease do not result in a recalculation of the lease.

The FASB discussions include the extent to which changes that affect the timing of cash flows but not the total net income under the lease should be incorporated into the recalculation when a change in an important assumption occurs. If the FASB modifies existing interpretations of SFAS 13 and related industry practice, it could result in a one-time charge to Wachovia’s results of operations. An amount approximating this one-time charge would then be recognized into income over the remaining terms of the affected leases.

The FASB has decided to issue a proposed FASB Staff Position to address this change in accounting. We will monitor these discussions and to the extent a proposal is issued that will result in material changes to our current accounting treatment for leveraged leases, we expect to provide appropriate disclosures.

Page - 16

Wachovia 1Q05 Quarterly Earnings Report

NET INTEREST INCOME

Net Interest Income Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Average earning assets	$421,047	397,490	359,909	344,847	330,320	6%	27	$414,069	2%	$377,713
Average interest-bearing liabilities	365,516	343,489	314,310	301,652	289,741	6	26	357,804	2	331,238

Interest income (Tax-equivalent)	5,514	5,029	4,364	4,084	4,061	10	36	5,237	5	4,630
Interest expense	2,040	1,672	1,336	1,181	1,138	22	79	1,738	17	1,293

Net interest income (Tax-equivalent)	$3,474	3,357	3,028	2,903	2,923	3%	19	$3,499	(1)%	$3,337

Average rate earned	5.27%	5.05	4.84	4.75	4.93	—	—
Equivalent rate paid	1.96	1.68	1.48	1.38	1.38	—	—

Net interest margin	3.31%	3.37	3.36	3.37	3.55	—	—	3.38%	—%	3.54%

(See Table on Page 6)

Net interest income of $3.5 billion increased $117 million, and rose $551 million from 1Q04 primarily reflecting the addition of SouthTrust. Combined results were down 1%, or $25 million linked quarter. Lower derivatives income, related to the inception of forward starting pay-fixed swaps, as well as lower trading income more than offset the effect of growth in earning assets and wider deposit spreads. Results were up 4% or $137 million from Combined 1Q04.

Net interest margin declined 6 bps to 3.31%. Lower contributions from hedge-related derivatives accounted for the majority of the decline and offset a modest benefit from wider deposits spreads. Net interest margin declined 24 bps from 1Q04, driven by the investment of FDIC-insured money market sweep deposits, increased low-yielding trading assets, and lower income on derivatives, partially offset by wider deposit spreads.

In order to maintain our targeted interest rate risk profile, derivative positions are used to hedge the repricing risk inherent in balance sheet positions. The contribution of hedge-related derivatives, primarily on fixed rate liabilities and floating rate loans, offsets effects on income from balance sheet positions. In 1Q05, net hedge-related derivative income contributed 15 bps to the net interest margin vs. 21 bps in 4Q04 and 38 bps in 1Q04.

Trading assets declined 4%, primarily the result of commercial real estate securitization activity. Average securities rose $11.1 billion and reflected the impact of the SouthTrust merger. On a Combined basis, average securities increased $7.2 billion. The growth reflected a greater usage of cash securities for interest rate risk management in lieu of derivatives and the 1Q05 investment of strong 4Q04 deposit growth as well as higher business unit/conduit positions, partially offset by the $5 billion average effect of the 4Q04 sale of $8 billion of floating rate securities that had previously been funded by growth in FDIC-insured sweep deposits.

Average loans rose 13% linked quarter, or 8% excluding the effect of loan sales, purchases, and transfers to and from loans. On a Combined basis, average loans rose 6% linked quarter, or 1% excluding loan sales, purchases, and transfers. Average commercial loans were up 10% linked quarter driven by the merger with SouthTrust; they were reduced by a net $719 million from sales, purchases, and transfers. On a Combined basis, average commercial loans were up 2% on middle-market and large corporate growth. Average consumer loans were up $13.5 billion, or 17%, largely due to the 4Q04 transfer to loans of $9.2 billion in prime equity lines from loans held for sale as well as the impact of the SouthTrust merger. Combined basis average consumer loans rose $10.0 billion, or 12%; the $9.2 billion transfers were the largest driver. Average loans held for sale decreased $8.5 billion, driven by the $9.2 billion transferred to loans and the 4Q04 securitization of $2.0 billion of prime equity lines from held for sale. Additionally, we originated $4.2 billion of mortgages and delivered $3.2 billion to agencies in 1Q05.

Other earning assets decreased 6% due to lower bank balances. Total earning assets grew $90.7 billion from 1Q04, primarily driven by the SouthTrust merger. Total earning assets grew $43.3 billion, or 11%, from Combined 1Q04 driven by a $26.4 billion increase in loans, $14.1 billion higher trading assets, and $5.6 billion higher securities.

Average core deposits increased $10.5 billion, or 4%, largely due to the SouthTrust merger. On a Combined basis, core deposits rose $1.1 billion from the seasonally strong fourth quarter, with growth in both low-cost core deposits and consumer CDs. Average short-term borrowings increased $6.3 billion and reflected the SouthTrust merger; short-term borrowings increased $4.6 billion on a Combined basis. Average long-term debt increased $3.4 billion, and on a Combined basis increased $1.1 billion reflecting debt issuances in 4Q04 and 1Q05.

Compared with 1Q04, average core deposits increased $62.4 billion, driven by the SouthTrust merger, growth in our FDIC-insured money market sweep product, and growth in customer balances. Average core deposits increased $35.4 billion, or 15%, from Combined 1Q04 reflecting $12.8 billion growth in our FDIC-insured money market sweep product as well as 10% growth in other core deposits. Short-term borrowings increased $4.7 billion and long-term debt grew $3.6 billion from Combined 1Q04.

Page - 17

Wachovia 1Q05 Quarterly Earnings Report

The following tables provide additional detail on our consumer loans.

Average Consumer Loans - Total Corporation	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Mortgage	$30,483	28,706	26,299	25,038	23,558	6%	29
Home equity loans	27,529	26,724	25,061	24,532	24,232	3	14
Home equity lines	16,646	6,653	2,928	2,819	3,089	—	—
Student	11,003	10,560	10,145	9,941	8,908	4	24
Installment	3,387	3,380	3,211	3,272	3,059	—	11
Other consumer loans	4,424	3,905	4,048	5,933	5,967	13	(26)

Total consumer loans	$93,472	79,928	71,692	71,535	68,813	17%	36	$83,510	12%	$78,214

Period-End On-Balance Sheet Consumer Loans In Loans, Securities and Loans Held for Sale	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
On-balance sheet loan portfolio	$92,234	92,313	71,582	70,927	69,137	—%	33	$92,313	—%	$78,694
Securitized loans included in securities	4,781	5,033	9,104	9,636	10,261	(5)	(53)	5,033	(5)	10,261
Loans held for sale	13,056	10,876	15,762	14,370	12,040	20	8	10,876	20	12,723

Total consumer loan assets	$110,071	108,222	96,448	94,933	91,438	2%	20	$108,222	2%	$101,678

We hold consumer loans on our balance sheet in our consumer loan portfolio, in securitized form in our securities portfolio, and in loans held for sale. On-balance sheet period-end consumer loan assets of $110.1 billion increased 2% and rose 20% from 1Q04 driven by the addition of SouthTrust. On a Combined basis, consumer loan assets increased 2% linked quarter and 8% vs. Combined 1Q04.

We originated $4.2 billion of mortgages in 1Q05 and $16.4 billion since 1Q04. We delivered $3.2 billion of mortgages to agencies in 1Q05 and $12.1 billion since 1Q04. Combined originations were $19.4 billion and combined deliveries were $14.7 billion since 1Q04. Residential loans serviced totaled $9.8 billion at 1Q05 vs. $1.5 billion at 1Q04.

The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	1Q05 vs 4Q04	1Q04
Commercial loans, net	$134,696	131,196	102,524	101,581	97,742	3%	38	$131,196	3%	$124,106
Consumer loans, net	92,570	92,644	71,980	71,336	69,561	—	33	92,644	—	79,118

Loans, net	227,266	223,840	174,504	172,917	167,303	2	36	223,840	2	203,224

Goodwill and other intangible assets
Goodwill	21,635	21,526	11,481	11,481	11,233	1	93	21,526	1	12,009
Deposit base	951	1,048	484	568	659	(9)	44	1,048	(9)	680
Customer relationships	387	443	372	387	401	(13)	(3)	443	(13)	400
Tradename	90	90	90	90	90	—	—	90	—	90
Total assets	506,833	493,324	436,698	418,441	411,140	3	23	493,324	3	463,809
Core deposits	273,883	274,588	237,315	228,204	217,954	—	26	274,588	—	245,733
Total deposits	297,657	295,053	252,981	243,380	232,338	1	28	295,053	1	267,848
Stockholders’ equity	$46,467	47,317	33,897	32,646	33,337	(2)%	39	$47,317	(2)%	$37,834

Memoranda
Unrealized gains (Before income taxes)
Securities, net	$509	1,762	1,989	798	2,959
Risk management derivative financial instruments, net	404	792	1,002	1,133	1,576

Unrealized gains, net (Before income taxes)	$913	2,554	2,991	1,931	4,535

Unrealized securities gains remained positive at $509 million, down from $1.8 billion at year-end 2004 due to rising rates.

Page - 18

Wachovia 1Q05 Quarterly Earnings Report

FEE AND OTHER INCOME

(See Table on Page 7)

Fee and other income increased 7% to $3.0 billion on strong trading account profits, other income and principal investing gains, and increased 8% from 1Q04 partly as a result of the addition of SouthTrust. Fees represented 46% of total revenue in 1Q05 and in 4Q04.

Service charges declined 1% to $513 million and rose 9% from 1Q04 driven by the addition of SouthTrust. On a Combined basis service charges declined 5%, on lower consumer DDA charges and reflecting some seasonality. Service charges declined 4% from Combined 1Q04, largely reflecting higher earnings credit paid on commercial compensating DDA balances related to rising short-term rates.

Other banking fees of $351 million were up 2%, largely due to the impact of the SouthTrust merger. On a Combined basis, other banking fees decreased 2% linked quarter on seasonally lower interchange and ATM volumes and were up 14% from Combined 1Q04 on interchange rate and volume growth, as well as higher commercial mortgage banking income.

Commissions of $599 million were down 3% linked quarter and declined 21% from 1Q04. On a Combined basis, commissions declined 4% on lower retail brokerage transaction activity and lower insurance commissions, and declined 22% from Combined 1Q04 reflecting stronger retail brokerage activity in the prior year quarter.

Fiduciary and asset management fees of $714 million increased 2% and were up 1% vs. 1Q04. On a Combined basis, fiduciary and asset management fees grew 2% linked quarter on growth in retail brokerage managed fee accounts, and were flat vs. Combined 1Q04 as growth in retail brokerage managed fee accounts was offset by lower money market mutual fund assets.

Advisory, underwriting and other investment banking fees of $233 million declined 14% as growth in high yield originations were more than offset by fee declines in M&A, loan syndications, equity linked products and equity capital markets from strong 4Q04 results. These fees were up 17% from 1Q04 largely on improvements in structured products revenue, investment grade and high yield originations and loan syndications.

Trading account profits of $99 million improved $115 million from a $16 million loss in 4Q04 on stronger results in structured products and global rate products. Trading results were up $22 million from 1Q04. The merger with SouthTrust had little impact on these results.

Principal investing recorded net gains of $59 million, up $52 million from 4Q04, on both direct investment and fund distributions. Results were up $21 million vs. 1Q04.

Net securities losses were $2 million in 1Q05, including $5 million in impairment losses, versus 4Q04 gains of $23 million, including $8 million in impairment losses. This represented $41 million of net losses from discretionary actions taken to reposition our investment portfolio and $39 million in gains in the Corporate and Investment Bank including $5 million associated with the sale of securities received in settlement of loans. In 4Q04 we recorded $12 million of net gains in our investment portfolio and $11 million of net securities gains in the Corporate and Investment Bank. Net securities gains in 1Q04 were $2 million and included $29 million in impairment losses. The merger with SouthTrust had little impact on these results.

Other income of $429 million increased $92 million driven by a $117 million gain on sale of equity received in settlement of loans and a $38 million gain on the sale of a U.K.-based subsidiary asset-based lending business. Other income increased $179 million vs. 1Q04 driven in part by the impact of the SouthTrust merger. On a Combined basis, other income increased $97 million, largely reflecting the sale gains referenced above. Mortgage and home equity sale and securitization income declined to $49 million from $66 million in 4Q04. The quarter’s results also included a $31 million lower of cost or market adjustment on the pending auto loan securitization. Leasing-related income was $55 million vs. $67 million in 4Q04. 1Q05 included a $16 million loss associated with equity collars on our stock vs. a $28 million gain in 4Q04. Affordable housing write-downs were $5 million in 1Q05 vs. $27 million in 4Q04. Net gains from market valuation adjustments on and sales of loans held for sale were $17 million in 1Q05 vs. $27 million in 4Q04. Other income increased $145 million from Combined 1Q04 results, as gains on equity received, the U.K.-based subsidiary sale, other assets and higher leasing income more than offset lower securitization income and lower gains on loan sales and loans held for sale.

Page - 19

Wachovia 1Q05 Quarterly Earnings Report

NONINTEREST EXPENSE

(See Table on Page 8)

Total noninterest expense increased 1% on higher salaries and employee benefits expense and increased 6% vs. 1Q04 driven by the merger with SouthTrust. On a Combined basis, expenses were down 3% linked quarter and vs. Combined 1Q04. On a Combined basis, and excluding the effect of merger-related and restructuring expenses and other intangible amortization, expenses were down 1% and down 1% vs. Combined 1Q04.

Salaries and employee benefits expense increased 7%, and were up 3% on a Combined basis, on higher revenue-based incentives in the Corporate and Investment Bank and increased benefits expense. Occupancy expense declined 4%, or 7% on a Combined basis despite the addition of 14 de novo branches in the quarter. Equipment expense declined 3%, and was down 5% Combined. Advertising expense declined 14%, and 19% Combined. Professional and consulting fees decreased 29% or 31% Combined, reflecting higher seasonal billings in 4Q04. Sundry expense increased 1%, or declined 2% Combined, largely reflecting lower travel expenses partially offset by higher corporate contributions. Other intangible amortization of $115 million included $97 million deposit base intangible amortization and $18 million other intangible amortization.

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Wachovia 1Q05 Quarterly Earnings Report

GENERAL BANK

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 10)

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Educaid and other retail businesses.

Retail and Small Business	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
Performance Summary								1Q05 vs
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	4Q04	1Q04
Income statement data
Net interest income (Tax-equivalent)	$1,638	1,578	1,406	1,349	1,322	4%	24	$1,648	(1)%	$1,513
Fee and other income	572	565	500	504	444	1	29	597	(4)	547
Intersegment revenue	14	14	15	16	15	—	(7)	15	(7)	16

Total revenue (Tax-equivalent)	2,224	2,157	1,921	1,869	1,781	3	25	2,260	(2)	2,076
Provision for credit losses	53	67	56	50	62	(21)	(15)	70	(24)	74
Noninterest expense	1,236	1,222	1,081	1,038	1,055	1	17	1,308	(6)	1,254
Income taxes (Tax-equivalent)	343	316	283	285	241	9	42	320	7	272

Segment earnings	$592	552	501	496	423	7%	40	$562	5%	$476

Performance and other data
Economic profit	$497	469	421	414	342	6%	45
Risk adjusted return on capital (RAROC)	70.70%	70.15	70.83	69.00	58.88	—	—
Economic capital, average	$3,380	3,148	2,803	2,861	2,879	7	17
Cash overhead efficiency ratio (Tax-equivalent)	55.59%	56.69	56.22	55.54	59.29	—	—	57.86%	—%	58.35%
Average loans, net	$83,656	79,532	72,044	70,506	67,786	5	23	$82,466	1%	$75,672
Average core deposits	$160,628	150,214	132,116	129,549	126,362	7%	27	$157,943	2%	$148,725

Net interest income was up 4% and 24% from 1Q04, largely reflecting the addition of SouthTrust. Average core deposits grew 7% and average loans grew 5%. Compared with 1Q04, core deposits rose 27% and loans rose 23%. When compared with Combined 4Q04 results, net interest income was down 1%, as narrowing loan spreads more than offset core deposit growth of 2% and loan growth of 1%. Compared with Combined 1Q04 results, net interest income increased 8%, driven by 8% growth in core deposits, particularly checking, money market and CDs, and 11% growth in loans, particularly home equity and student loans.

Fee and other income was up 1% and 29% from 1Q04, largely reflecting the addition of SouthTrust. When compared with Combined results, fee and other income declined 4% linked quarter, reflecting some seasonality in DDA service charges which was partially offset by loan sale gains, but increased 5% vs. 1Q04, driven by strong growth in debit and interchange fees and loan sale gains.

Mortgage-related income of $60 million increased 12% and 79% from 1Q04, and included $20 million in net gains on mortgage deliveries and servicing sales, compared with $18 million in 4Q04 and $12 million in 1Q04. Compared with Combined results, mortgage-related income of $60 million was up 2% linked quarter and 7% from 1Q04, and included $20 million in net gains on mortgage deliveries and servicing sales, compared with $19 million in Combined 4Q04 and $19 million in Combined 1Q04.

Noninterest expense was up 1% and 17% from 1Q04, largely reflecting the addition of SouthTrust. Compared with Combined 4Q04 results, noninterest expense declined 6%, reflecting the effect of higher SouthTrust personnel costs in 4Q04 as a result of the merger and expense efficiencies. Compared with Combined 1Q04 results, expenses declined 1% as efficiencies were partially offset by increased personnel costs associated with de novo expansion.

Page - 21

Wachovia 1Q05 Quarterly Earnings Report

GENERAL BANK - RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Loan production
Mortgage	$4,274	3,635	3,320	4,572	3,106	18%	38
Home equity	9,169	7,083	7,612	8,787	7,257	29	26
Student	976	604	832	407	763	62	28
Installment	169	101	117	128	123	67	37
Other retail and small business	1,150	1,024	1,117	1,281	1,010	12	14

Total loan production	$15,738	12,447	12,998	15,175	12,259	26%	28

The above table reflects only Wachovia results for 2004. First quarter 2005 includes SouthTrust, and we estimate that over 80% of 1Q05 loan production was generated by legacy Wachovia. Loan production increased 26% to $16 billion, primarily driven by the addition of SouthTrust as well as strengthened consumer loan demand, particularly in home equity and student loans. Student loan volumes were up 62% and 28% vs. 1Q04 on stronger business.

Wachovia.com/SouthTrust.com	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(In thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Online product and service enrollments
Retail	8,569	8,063	7,842	6,986	6,637	6%	29
Wholesale	482	452	440	411	397	7	21

Total online product and service enrollments	9,051	8,515	8,282	7,397	7,034	6	29
Enrollments per quarter	474	305	906	377	458	55	3

Dollar value of transactions (In billions)	$29.6	25.3	21.9	23.3	22.0	17%	35

WACHOVIA.COM/SOUTHTRUST.COM

WACHOVIA CONTACT CENTER

Wachovia Contact Center Metrics	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Customer calls to
Person	10.1	9.6	9.5	9.4	9.6	5%	5
Voice response unit	47.2	38.1	36.4	36.6	36.9	24	28

Total calls	57.3	47.7	45.9	46.0	46.5	20	23

% of calls handled in 30 seconds or less (Target 70%)	68%	75	78	74	57	—%	—

The above table reflects Wachovia results only (excludes SouthTrust for all periods).

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Wachovia 1Q05 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial, Commercial Real Estate and Government Banking.

Commercial Performance Summary (In millions)	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
								1Q05 vs
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	4Q04	1Q04
Income statement data
Net interest income (Tax-equivalent)	$735	719	591	556	538	2%	37	$774	(5)%	$701
Fee and other income	112	95	102	98	126	18	(11)	100	12	140
Intersegment revenue	29	33	28	24	23	(12)	26	33	(12)	23

Total revenue (Tax-equivalent)	876	847	721	678	687	3	28	907	(3)	864
Provision for credit losses	4	40	18	15	6	(90)	(33)	43	(91)	17
Noninterest expense	311	306	284	270	270	2	15	329	(5)	319
Income taxes (Tax-equivalent)	206	181	153	142	149	14	38	194	6	192

Segment earnings	$355	320	266	251	262	11%	35	$341	4%	$336

Performance and other data
Economic profit	$207	206	178	158	160	—%	29
Risk adjusted return on capital (RAROC)	33.90%	36.02	41.50	38.73	37.81	—	—
Economic capital, average	$3,666	3,285	2,316	2,303	2,393	12	53
Cash overhead efficiency ratio (Tax-equivalent)	35.50%	36.03	39.47	39.84	39.23	—	—	36.22%	—%	36.97%
Average loans, net	$75,672	67,346	52,581	51,574	50,412	12	50	$74,665	1%	$72,314
Average core deposits	$42,688	42,708	39,123	37,885	35,419	—%	21	$43,782	(2)%	$38,196

Net interest income was up 2% and up 37% from 1Q04. Average core deposits were flat linked quarter and grew 21% from 1Q04, while average loans were up 12% and 50% from 1Q04. Year-over-year growth was driven largely by the effect of the SouthTrust merger. When compared with Combined 4Q04 results, net interest income was down 5%, as a 2% decline in core deposits and narrowing loan spreads more than offset loan growth of 1%. Compared with Combined 1Q04 results, net interest income grew 5%, driven by 12% core deposit growth, particularly in checking, and 5% loan growth, primarily in commercial and industrial.

Fee and other income was up 18% and down 11% from 1Q04 and reflects the addition of SouthTrust. When compared with Combined 4Q04 results, fee and other income rose 12%, due to gains on loan sales and seasonally higher service charges. Compared with Combined 1Q04 results, fee and other income declined 20%, as commercial customers’ compensating balances covered more fees due to higher earnings credit rates, and lower loan sale gains.

Noninterest expense was up 2% and 15% vs. 1Q04, reflecting the addition of SouthTrust. When compared with Combined 4Q04 results, noninterest expense declined 5%, reflecting the effect of higher personnel costs at SouthTrust in 4Q04 as a result of the merger, and expense efficiencies. 1Q05 results include $15 million of severance costs. Compared with Combined 1Q04 results, noninterest expense declined 3% as expense efficiencies were partially offset by severance costs referenced above.

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Wachovia 1Q05 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Retail Brokerage Services and Asset Management.

(See Table on Page 11)

RETAIL BROKERAGE SERVICES

This sub-segment includes Retail Brokerage and Insurance Services.

Retail Brokerage Services Performance Summary (In millions)	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$144	144	142	120	110	—%	31
Fee and other income	927	946	872	954	1,079	(2)	(14)
Intersegment revenue	(11)	(9)	(12)	(12)	(12)	(22)	8

Total revenue (Tax-equivalent)	1,060	1,081	1,002	1,062	1,177	(2)	(10)
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	875	918	876	921	1,002	(5)	(13)
Income taxes (Tax-equivalent)	69	60	45	52	63	15	10

Segment earnings	$116	103	81	89	112	13%	4

Performance and other data
Economic profit	$84	71	50	59	79	18%	6
Risk adjusted return on capital (RAROC)	40.48%	34.76	29.53	31.70	37.02	—	—
Economic capital, average	$1,166	1,184	1,086	1,144	1,209	(2)	(4)
Cash overhead efficiency ratio (Tax-equivalent)	82.63%	84.97	87.38	86.68	85.16	—	—
Average loans, net	$286	286	279	250	201	—	—
Average core deposits	$30,041	29,843	27,532	23,163	17,160	1%	75

Net interest income of $144 million was relatively flat vs. 4Q04 and increased 31% from 1Q04, with the year-over-year increase driven by $12.8 billion in average deposit growth associated with the movement of money market fund balances to the FDIC-insured sweep product (1Q05 average balances $29.7 billion).

Fee and other income decreased 2% linked quarter, as lower commissions from retail transaction activity were partially offset by higher managed account fees. Fee and other income declined 14% from the strong retail transaction environment in 1Q04.

Noninterest expense decreased 5% linked quarter and 13% vs. 1Q04, driven by efficiencies achieved from the Prudential integration and lower volume-based costs compared with last year.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia’s and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 30) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 4 and 16. For the three months ended March 31, 2005, Prudential Financial’s pre-tax minority interest on a GAAP basis was $47 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services business, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

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Wachovia 1Q05 Quarterly Earnings Report

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business, customized investment advisory services, and Corporate and Institutional Trust Services.

Asset Management Performance Summary (In millions)	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$11	12	11	11	9	(8)%	22
Fee and other income	266	269	254	287	269	(1)	(1)
Intersegment revenue	(1)	—	(1)	—	—	—	—

Total revenue (Tax-equivalent)	276	281	264	298	278	(2)	(1)
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	217	231	222	227	226	(6)	(4)
Income taxes (Tax-equivalent)	21	18	16	25	19	17	11

Segment earnings	$38	32	26	46	33	19%	15

Performance and other data
Economic profit	$31	25	21	38	27	24%	15
Risk adjusted return on capital (RAROC)	62.49%	52.75	46.39	75.96	55.88	—	—
Economic capital, average	$244	240	228	239	241	2	1
Cash overhead efficiency ratio (Tax-equivalent)	78.54%	82.24	84.12	76.24	81.12	—	—
Average loans, net	$338	370	346	253	139	(9)	—
Average core deposits	$1,625	1,680	1,563	1,568	1,188	(3)%	37

Fee and other income declined 1% linked-quarter due to a decline in institutional money market fund assets and seasonally lower Corporate and Institutional Trust revenues. Compared with 1Q04, the 1% decline reflected the sale of two non-strategic businesses in 2004, partially offset by higher equity AUM and a modest benefit from the SouthTrust merger.

Noninterest expense decreased 6% vs. 4Q04 due to lower costs associated with 2004 fund consolidations and lower deferred sales costs. Expenses declined 4% from 1Q04 as lower deferred sales costs were partially offset by the addition of expenses related to the SouthTrust merger.

Mutual Funds	2005		2004								1Q05 vs 4Q04	1Q05 vs 1Q04
	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Assets under management
Equity	$29	29%	$29	27%	$26	25%	$26	25%	$25	24%	—	16
Fixed income	26	26	27	26	27	25	27	26	29	28	(4)	(10)
Money market	45	45	50	47	54	50	51	49	50	48	(10)%	(10)

Total mutual fund assets	$100	100%	$106	100%	$107	100%	$104	100%	$104	100%	(6)%	(4)

Total Assets Under Management	2005		2004								1Q05 vs 4Q04	1Q05 vs 1Q04
	First Quarter		Fourth Quarter		Third Quarter		Second Quarter		First Quarter
(In billions)	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix	Amount	Mix
Assets under management
Equity	$79	32%	$81	32%	$73	29%	$74	30%	$74	30%	(2)	7
Fixed income	114	45	112	44	111	45	110	44	114	45	2	—
Money market	59	23	63	24	65	26	64	26	63	25	(6)%	(6)

Total assets under management	$252	100%	$256	100%	$249	100%	$248	100%	$251	100%	(1)	1
Securities lending	45	—	41	—	36	—	36	—	36	—	11	25

Total assets under management and securities lending	$297	—	$297	—	$285	—	$284	—	$287	—	—%	4

Total assets under management decreased 1%, as positive net equity fund sales were offset by the effects of lower equity market values and outflows in institutional money market funds.

CAPITAL MANAGEMENT ELIMINATIONS

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 1Q05, brokerage revenue and expense eliminations were a reduction of $4 million and $6 million, respectively.

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Wachovia 1Q05 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management Performance Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04	Combined
								1Q05 vs
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter			4Q04	4Q04	1Q04
Income statement data
Net interest income (Tax-equivalent)	$136	134	125	115	110	1%	24	$136	—%	$116
Fee and other income	146	149	143	152	148	(2)	(1)	151	(3)	152
Intersegment revenue	2	1	2	1	1	—	—	1	—	1

Total revenue (Tax-equivalent)	284	284	270	268	259	—	10	288	(1)	269
Provision for credit losses	(1)	—	(1)	—	—	—	—	—	—	—
Noninterest expense	190	200	190	192	187	(5)	2	202	(6)	193
Income taxes (Tax-equivalent)	35	29	31	26	27	21	30	31	13	27

Segment earnings	$60	55	50	50	45	9%	33	$55	9%	$49

Performance and other data
Economic profit	$43	36	34	32	28	19%	54
Risk adjusted return on capital (RAROC)	47.33%	40.33	40.52	39.46	35.46	—	—
Economic capital, average	$478	489	455	456	459	(2)	4
Cash overhead efficiency ratio (Tax-equivalent)	67.01%	70.11	70.55	71.26	72.55	—	—	69.99	—%	71.62%
Lending commitments	$5,010	4,830	4,497	4,445	4,117	4	22
Average loans, net	12,824	12,055	11,215	10,640	10,205	6	26	$12,230	5%	$10,715
Average core deposits	$12,433	12,135	11,563	11,279	10,620	2	17	$12,263	1%	$10,952
FTE employees	3,878	3,911	3,671	3,715	3,764	(1)%	3

Net interest income of $136 million was up 1% and 24% vs. 1Q04, driven by continued balance sheet growth in money market deposits and commercial and consumer loans. Net interest income was flat vs. Combined 4Q04 results and up 17% from Combined 1Q04. Average core deposits, when compared with Combined results, were up 1% linked quarter and 14% vs. 1Q04, driven primarily by higher money market and demand deposit balances as a result of successful deposit campaigns. Average loans vs. Combined results were up 5% linked quarter and 20% vs. 1Q04, driven by increased volume in both the consumer and commercial segments.

Fee and other income was down 2% and 1% vs. 1Q04, as improved trust and investment management fees were offset by lower insurance commissions. When compared with Combined results, fee and other income was down 3% linked quarter and 4% vs. 1Q04. 1Q04 results included $4 million in fee and other income related to an insurance brokerage business sold at the end of 1Q04.

Noninterest expense was down 5% and up 2% vs. 1Q04. Linked quarter results reflect a decline in incentive expense while year-over-year results reflect increased personnel expense, including the addition of SouthTrust and Tanager Financial Services as well as higher revenue-related incentives. When compared with Combined results, noninterest expense was down 6% linked quarter and down 2% vs. 1Q04. 1Q04 results included $2 million in noninterest expense related to the sale of the insurance brokerage business.

Wealth Management Key Metrics	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Investment assets under administration	$120,705	119,582	107,750	108,739	109,239	1%	10
Assets under management (a)	$64,606	64,673	58,692	59,401	59,620	—	8
Client relationships	55,721	56,522	52,543	67,242	71,248	(1)	(22)
Wealth Management advisors	1,004	987	951	1,011	1,007	2%	—

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

AUM were flat, as positive inflows were offset by lower market valuations. Client relationships declined 1% to 55,721 reflecting the continued transfer of certain client relationships to the General Bank offsetting growth in core wealth relationships.

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Wachovia 1Q05 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, and Treasury and International Trade Finance.

(See Table on Page 13)

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, and Leasing.

Corporate Lending	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
Performance Summary (In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$234	232	217	278	266	1%	(12)
Fee and other income	244	122	100	147	142	—	72
Intersegment revenue	6	7	6	5	6	(14)	—

Total revenue (Tax-equivalent)	484	361	323	430	414	34	17
Provision for credit losses	(3)	4	(14)	(4)	(27)	—	(89)
Noninterest expense	109	105	106	106	105	4	4
Income taxes (Tax-equivalent)	142	96	87	123	125	48	14

Segment earnings	$236	156	144	205	211	51%	12

Performance and other data
Economic profit	$139	65	46	116	105	—%	32
Risk adjusted return on capital (RAROC)	30.81%	20.65	18.23	30.39	28.28	—	—
Economic capital, average	$2,840	2,687	2,500	2,416	2,441	6	16
Cash overhead efficiency ratio (Tax-equivalent)	22.56%	29.19	32.94	24.74	25.27	—	—
Average loans, net	$28,418	27,141	25,284	22,619	23,390	5	21
Average core deposits	$445	533	745	826	817	(17)%	(46)

Corporate Lending	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
Loans Outstanding (In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Large corporate loans	$13,020	12,045	11,189	11,012	11,979	8%	9
Capital finance	15,398	15,096	14,095	11,607	11,411	2	35

Total loans outstanding	$28,418	27,141	25,284	22,619	23,390	5%	21

Net interest income increased 1%. Compared with 1Q04 net interest income declined 12%, as higher funding costs associated with the 2Q04 reduction of the commercial lease deferred tax liability was partially offset by higher loan outstandings. Average loans and leases were up 5% from 4Q04 as a result of growth in large corporate loans and the full quarter impact of adding SouthTrust. Average loans and leases increased 21% from 1Q04 driven largely by the 2Q04 resolution of tax matters related to our commercial lease portfolio, while large corporate loans increased 9% on the addition of SouthTrust and growth in the corporate loan portfolio. Average core deposits decreased 17% and 46% from 1Q04, largely relating to activity associated with one large relationship.

Fee and other income increased 100%, or $122 million, driven by an increase in asset sale gains of $132 million, partially offset by lower railcar leasing income. Compared with 1Q04, fee and other income increased 72%, or $102 million, related to higher asset sale gains of $78 million as well as increased railcar leasing activity. There were $117 million in gains during the quarter associated with equity received in settlement of loans. Net gains on securities and other investments in 1Q05 were $11 million vs. $3 million in 4Q04 and $53 million in 1Q04. There were $8 million in gains on loans sold and held for sale in 1Q05 vs. $1 million in 4Q04 and $5 million in 1Q04.

Provision recovery of $3 million during the quarter vs. expense of $4 million in 4Q04 and $27 million in recoveries in 1Q04. Gross charge-offs of $6 million during the quarter were more than offset by $9 million in recoveries.

Noninterest expense increased 4%, or $4 million, on higher personnel expense and technology costs.

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Wachovia 1Q05 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Equity-Linked Products, Fixed Income Division, Loan Syndications, and Principal Investing. See page 16 for an explanation of changes to this sub-segment and restatement of historical results herein.

Investment Banking	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
Performance Summary (In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$260	290	283	236	233	(10)%	12
Fee and other income	552	377	502	388	421	46	31
Intersegment revenue	(10)	(16)	(12)	(8)	(7)	38	43

Total revenue (Tax-equivalent)	802	651	773	616	647	23	24
Provision for credit losses	—	—	(1)	—	1	—	—
Noninterest expense	464	392	402	344	342	18	36
Income taxes (Tax-equivalent)	125	92	135	99	110	36	14

Segment earnings	$213	167	237	173	194	28%	10

Performance and other data
Economic profit	$156	112	186	120	140	39%	11
Risk adjusted return on capital (RAROC)	42.16%	34.77	51.36	37.06	41.77	—	—
Economic capital, average	$2,024	1,856	1,843	1,841	1,838	9	10
Cash overhead efficiency ratio (Tax-equivalent)	57.89%	60.11	51.90	55.86	52.89	—	—
Average loans, net	$3,301	2,927	2,412	1,980	1,702	13	94
Average core deposits	$6,326	6,437	5,928	5,312	4,223	(2)%	50

Net interest income declined 10%, or $30 million, driven by a change in mix of trading-related assets.

Fee and other income increased $175 million, or 46%, driven by strong results in real estate structured products and improvement in global rate products, principal investing gains and growth in high yield originations. Investment Banking net trading revenue was $304 million for the quarter, an increase of $73 million from 4Q04. Trading profits increased $106 million on strong results in structured products and improvement in global rate products. Principal investing net revenue of $60 million increased $57 million on strong direct investment gains and fund distributions. Net securities gains were $28 million in 1Q05 vs. $8 million in 4Q04 and $3 million in 1Q04. Fee and other income increased $131 million, or 31%, from 1Q04 driven by strong results in structured products and growth in origination revenues in investment grade, high yield and loan syndications as well as higher security gains, trading and principal investing results.

Noninterest expense was up 18% on higher personnel costs driven by higher revenue-based incentives.

	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
Investment Banking (Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Total revenue
Fixed income global rate products	$137	122	94	152	153	12%	(10)
Fixed income credit products (excluding loan portfolio)	128	120	168	83	116	7	10
Fixed income structured products/other	387	263	205	274	235	47	65

Total fixed income	652	505	467	509	504	29	29
Principal investing	60	3	199	9	33	—	82
Total equities/M&A/other	90	143	107	98	110	(37)	(18)

Total investment banking revenue	802	651	773	616	647	23	24

Trading-related revenue
Net interest income (Tax-equivalent)	148	178	171	137	140	(17)	6
Trading account profits (losses)	99	(7)	(43)	50	93	—	6
Other fee income	57	60	56	68	65	(5)	(12)

Total net trading-related revenue (Tax-equivalent)	304	231	184	255	298	32	2

Principal investing balances
Direct investments	736	704	767	821	799	5	(8)
Fund investments	806	787	816	793	786	2	3

Total principal investing balances	$1,542	1,491	1,583	1,614	1,585	3%	(3)

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Wachovia 1Q05 Quarterly Earnings Report

TREASURY AND INTERNATIONAL TRADE FINANCE

This sub-segment includes Treasury Services, International Correspondent Banking and Trade Finance.

Treasury and International Trade Finance Performance Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$95	97	87	87	84	(2)%	13
Fee and other income	183	185	183	179	178	(1)	3
Intersegment revenue	(30)	(29)	(27)	(27)	(26)	3	15

Total revenue (Tax-equivalent)	248	253	243	239	236	(2)	5
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	160	162	174	169	172	(1)	(7)
Income taxes (Tax-equivalent)	32	34	24	26	23	(6)	39

Segment earnings	$56	57	45	44	41	(2)%	37

Performance and other data
Economic profit	$47	49	36	36	33	(4)%	42
Risk adjusted return on capital (RAROC)	81.99%	85.25	65.16	69.66	65.89	—	—
Economic capital, average	$271	264	260	248	242	3	12
Cash overhead efficiency ratio (Tax-equivalent)	64.42%	64.11	71.51	70.81	72.80	—	—
Average loans, net	$5,200	5,247	5,226	4,953	4,300	(1)	21
Average core deposits	$13,806	13,864	11,931	11,734	10,947	—%	26

Net interest income decreased 2%, driven by lower money market deposit spreads and a modest decline in average core deposits. Net interest income was up 13% from 1Q04 on 26% growth in deposits in both Treasury Services and International Correspondent Banking and 21% growth in average loans driven by International Correspondent Banking loan growth.

Fee and other income was down 1% from 4Q04 due to seasonality in International Trade Finance and increased 3% from 1Q04 due primarily to higher international trade fees.

Noninterest expense decreased 1% from 4Q04 driven by lower volume-based expenses and the continued focus on efficiencies.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $592 million in 1Q05 vs. $609 million in 4Q04 and $553 million in 1Q04. Year-over-year treasury services revenue growth was driven primarily by higher deposit balances related to treasury services product activities.

Page - 29

Wachovia 1Q05 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, businesses being wound down or divested, other intangibles amortization, and eliminations.

Parent Performance Summary	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(Dollars in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Income statement data
Net interest income (Tax-equivalent)	$221	150	166	150	251	47%	(12)
Fee and other income	(3)	99	(52)	(97)	(35)	—	(91)
Intersegment revenue	1	—	1	—	1	—	—

Total revenue (Tax-equivalent)	219	249	115	53	217	(12)	1
Provision for credit losses	(17)	(2)	(15)	—	2	—	—
Noninterest expense	255	191	217	136	217	34	18
Minority interest	74	83	65	70	79	(11)	(6)
Income taxes (Tax-equivalent)	(77)	(78)	(117)	(94)	(57)	(1)	35

Segment earnings (loss)	$(16)	55	(35)	(59)	(24)	—%	(33)

Performance and other data
Economic profit	$(26)	49	(53)	(63)	(22)	—%	18
Risk adjusted return on capital (RAROC)	6.59%	19.82	1.62	(0.22)	6.97	—	—
Economic capital, average	$2,409	2,289	2,243	2,241	2,257	5	7
Cash overhead efficiency ratio (Tax-equivalent)	63.82%	31.12	103.43	56.65	47.73	—	—
Lending commitments	$398	408	319	328	484	(2)	(18)
Average loans, net	11,480	1,623	(835)	867	1,046	—	—
Average core deposits	$3,103	3,213	2,488	2,493	1,937	(3)	60
FTE employees	24,009	24,220	22,114	22,456	22,971	(1)%	5

Net interest income increased $71 million and decreased $30 million vs. 1Q04. Net interest income benefited vs. both periods from wider spreads. Rates charged to business units for the use of funds have increased with higher market rates, while rates credited to deposit-providing business units have lagged under our funds transfer pricing methodology. (See page 16 for description.) The benefit of wider spreads was partially offset by lower derivatives income related to hedging activity compared with 4Q04, and more than offset by lower derivatives income compared with 1Q04. On a Combined basis, net interest income increased $58 million and declined $75 million vs. Combined 1Q04.

Fee and other income decreased $102 million and increased $32 million vs. 1Q04. Compared with 4Q04, net securities losses were $40 million vs. net gains of $12 million in 4Q04. Securitization losses were a net $6 million and included a loss of $31 million related to a pending auto loan securitization, down from $44 million of income in 4Q04. We recorded a $16 million loss associated with equity collars on our stock versus a $28 million gain in 4Q04. Income from corporate investments decreased $14 million. These negative variances were partially offset by lower trading losses, $9 million vs. $14 million in 4Q04, and the realization of a gain of $38 million related to the sale of a U.K. asset-based lending subsidiary. Additionally, affordable housing tax credit eliminations were down $30 million due to normal seasonality. (Affordable housing results are recorded in Corporate and Investment Bank fee and other income net of the related tax benefit; this tax benefit is eliminated for consolidated reporting purposes in Parent fee and other income.) The primary reasons for the improvement in fee income from 1Q04 were a $12 million decrease in securitization losses, $13 million lower net securities losses, and $16 million lower trading losses. On a Combined basis, fee and other income decreased $96 million and increased $20 million from Combined 1Q04.

Noninterest expense increased $64 million primarily due to legal expense, and increased $38 million vs. 1Q04.

On a Combined basis, noninterest expense increased $48 million and $33 million from Combined 1Q04.

Page - 30

Wachovia 1Q05 Quarterly Earnings Report

ASSET QUALITY

(See Table on Page 14)

Net charge-offs in the loan portfolio of $46 million decreased $69 million from 4Q04 which included $41 million due to the addition of SouthTrust and included alignment of charge-off practices. Net charge-offs declined 12% from 1Q04. As a percentage of average net loans, annualized net charge-offs were 0.08% in 1Q05 compared with 0.23% in 4Q04 and 0.13% in 1Q04. Gross charge-offs of $94 million represented 0.17% of average loans and were offset by $48 million in recoveries.

Provision for credit losses totaled $36 million, down $73 million and $8 million from 4Q04 and 1Q04, respectively. Provision also included $1 million relating to the sale of $125 million of commercial exposure out of the loan portfolio, of which $90 million was outstanding ($44 million performing and $46 million nonperforming). Provision for credit losses on unfunded lending commitments was $2 million.

ALLOWANCE FOR CREDIT LOSSES

Allowance for Credit Losses	2005		2004
	First Quarter		Fourth Quarter		Third Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$1,910	1.42%	$1,908	1.46%	$1,573	1.53%
Consumer	732	0.79	759	0.82	636	0.88
Unallocated	90	—	90	—	115	—

Total	2,732	1.20	2,757	1.23	2,324	1.33
Reserve for unfunded lending commitments
Commercial	156	—	154	—	134	—

Allowance for credit losses	$2,888	1.27%	$2,911	1.30%	$2,458	1.41%

Memoranda
Total commercial (including reserve for unfunded lending commitments)	$2,066	1.53%	$2,062	1.57%	$1,707	1.66%

Allowance for credit losses was $2.9 billion and declined $23 million from 4Q04 reflecting continued improving credit quality and was up $401 million from 1Q04 reflecting the addition of SouthTrust. Allowance for loan losses as a percentage of loans of 1.20% was down from 1.23% and the allowance for credit losses declined to 1.27% from 1.30%. These ratios were affected by the sale or transfer to held for sale of $1.3 billion of loans with $13 million of associated allowance. Reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, was $156 million.

The allowance for loan losses to nonperforming loans of 300% was up from 289% in 4Q04 and from 242% in 1Q04. Allowance for loan losses to nonperforming assets (excluding NPAs in loans held for sale) increased to 262% vs. 251% and 218% in 1Q04.

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Wachovia 1Q05 Quarterly Earnings Report

NONPERFORMING LOANS

Nonperforming Loans (a)	2005	2004				1Q05 vs 4Q04	1Q05 vs 1Q04
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Balance, beginning of period	$955	798	863	968	1,035	20%	(8)

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	712	576	643	747	819	24	(13)
Balance of acquired entity at purchase date	—	321	—	—	—	—	—

New nonaccrual loans and advances	210	149	143	100	183	41	15
Charge-offs	(27)	(86)	(53)	(42)	(49)	(69)	(45)
Transfers (to) from loans held for sale	(25)	(121)	—	(6)	(7)	(79)	—
Transfers (to) from other real estate owned	—	—	(1)	(2)	—	—	—
Sales	(46)	(24)	(19)	(19)	(73)	92	(37)
Other, principally payments	(166)	(103)	(137)	(135)	(126)	61	32

Net commercial nonaccrual loan activity	(54)	(185)	(67)	(104)	(72)	(71)	(25)

Commercial nonaccrual loans, end of period	658	712	576	643	747	(8)	(12)

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	243	222	220	221	216	9	13
Balance of acquired entity at purchase date	—	21	—	—	—	—	—
New nonaccrual loans, advances and other, net	9	4	2	(1)	5	—	80
Transfers (to) from loans held for sale	—	(4)	—	—	—	—	—
Sales and securitizations	—	—	—	—	—	—	—

Net consumer nonaccrual loan activity	9	—	2	(1)	5	—	80

Consumer nonaccrual loans, end of period	252	243	222	220	221	4	14

Balance, end of period	$910	955	798	863	968	(5)%	(6)

(a)	Excludes nonperforming loans included in loans held for sale, which at March 31, 2005, and at December 31, September 30, June 30 and March 31, 2004, were $159 million, $157 million, $57 million, $68 million and $67 million, respectively.

Nonperforming loans in the loan portfolio of $910 million decreased $45 million, or 5% and 6% from 1Q04 reflecting continued improvement in credit quality. Total nonperforming assets including loans held for sale of $1.2 billion decreased $56 million, or 4%, and increased $63 million, or 6%, from 1Q04 reflecting the merger with SouthTrust somewhat offset by improving credit quality.

New commercial nonaccrual inflows were $210 million; up $61 million from 4Q04 largely reflecting continued alignment of credit methodologies associated with the SouthTrust merger. In the quarter, $46 million in nonperforming commercial loans were sold directly out of the loan portfolio and $25 million in nonperforming commercial loans were transferred to loans held for sale. Consumer nonaccruals were $252 million vs. $243 million in 4Q04 and $221 million in 1Q04.

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Wachovia 1Q05 Quarterly Earnings Report

LOANS HELD FOR SALE

Loans Held for Sale	2005	2004
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Balance, beginning of period	$12,988	17,755	16,257	14,282	12,625

Core business activity
Core business activity, beginning of period	12,293	17,720	16,200	14,183	12,504
Balance of acquired entity at purchase date	—	653	—	—	—
Originations/purchases	7,692	12,941	8,108	10,165	6,978
Transfers to (from) loans held for sale, net	462	(8,968)	(190)	(124)	(92)
Lower of cost or market value adjustments	1	(1)	(1)	—	—
Performing loans sold or securitized	(5,109)	(7,033)	(4,142)	(5,879)	(3,770)
Nonperforming loans sold	—	—	—	—	(2)
Other, principally payments	(1,624)	(3,019)	(2,255)	(2,145)	(1,435)

Core business activity, end of period	13,715	12,293	17,720	16,200	14,183

Portfolio management activity
Portfolio management activity, beginning of period	695	35	57	99	121
Transfers to (from) loans held for sale, net
Performing loans	96	602	12	16	50
Nonperforming loans	25	125	—	5	6
Lower of cost or market value adjustments	—	—	1	—	—
Performing loans sold	(295)	(12)	(21)	(43)	(60)
Nonperforming loans sold	(6)	—	(6)	(8)	(8)
Allowance for loan losses related to loans transferred to loans held for sale	(5)	(51)	—	(1)	(7)
Other, principally payments	(52)	(4)	(8)	(11)	(3)

Portfolio management activity, end of period	458	695	35	57	99

Balance, end of period (a)	$14,173	12,988	17,755	16,257	14,282

(a)	Nonperforming assets included in loans held for sale at March 31, 2005, and at December 31, September 30, June 30 and March 31, 2004, were $159 million, $157 million, $57 million, $68 million and $67 million, respectively.

Core Business Activity

In 1Q05, a net $7.7 billion of loans were originated or purchased for sale representing core business activity. We sold or securitized a total of $5.1 billion of loans out of the loans held for sale portfolio. During the quarter we transferred a net $462 million of portfolio loans to loans held for sale, including $1.1 billion of auto loans in connection with a pending securitization which reduced the allowance by $5 million. We also transferred $348 million of consumer real estate secured loans and $256 million of commercial loans back to the loan portfolio.

Portfolio Management Activity

We sold or securitized $90 million of commercial loans directly out of the loan portfolio, $46 million of which were nonperforming. During the quarter, we transferred to held for sale $173 million in commercial exposure, including $156 million of outstandings (net of $4 million in purchase accounting adjustments) and $13 million of unfunded lending commitments. 71% of the loans transferred or sold were performing.

First Quarter 2005 Loans Securitized or Sold or Transferred to Held for Sale Out of Loan Portfolio
	Balance			Direct Allowance Reduction	Provision to Adjust Value	Inflow as Loans Held For Sale
(In millions)	Non- performing	Performing	Total			Non- performing	Performing	Total
Commercial loans	$46	44	90	2	1	—	—	—
Consumer loans	—	—	—	—	—	—	—	—

Loans securitized/sold out of loan portfolio	46	44	90	2	1	—	—	—

Commercial loans	25	131	156	5	—	20	131	151
Consumer loans	—	—	—	—	—	—	—	—

Loans transferred to held for sale	25	131	156	5	—	20	131	151

Total	$71	175	246	7	1	20	131	151

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Wachovia 1Q05 Quarterly Earnings Report

MERGER INTEGRATION UPDATE

ESTIMATED MERGER EXPENSES

In connection with the SouthTrust merger, which closed on November 1, 2004, we began recording certain merger-related and restructuring expenses in our income statement, as well as preliminary purchase accounting adjustments to record SouthTrust’s assets and liabilities at their respective fair values as of November 1, 2004, and certain exit costs related to SouthTrust’s businesses. As of March 31, 2005, net merger-related and restructuring expenses were $74 million, and exit cost purchase accounting adjustments were $151 million.

In connection with the Wachovia Securities retail brokerage transaction, which closed on July 1, 2003, we began recording certain merger-related and restructuring expenses in 3Q03 in our income statement. In addition, we recorded purchase accounting adjustments to reflect Prudential Financial’s contributed assets and liabilities at their respective fair values as of July 1, 2003, and to reflect certain exit costs related to Prudential’s contributed businesses, which have the effect of increasing goodwill. These purchase accounting adjustments total $515 million. We currently expect merger-related and restructuring expenses to be $500 million.

The following table indicates our progress compared with the estimated merger expenses for each of the respective transactions.

SouthTrust Transaction One-time Costs	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
(In millions)
Total estimated expenses	$253	447	700
Actual expenses
2004	41	60	101
First quarter 2005	33	91	124

Total actual expenses	$74	151	225

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to SouthTrust’s contributed business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant SouthTrust acquired facilities. These adjustments are reflected in goodwill and are not charges against income. Depending upon the timing of integration actions, certain items projected to be recorded as exit cost purchase accounting adjustments may be recorded as net merger-related and restructuring expenses.

Wachovia Securities Retail Brokerage Transaction One-time Costs
(In millions)	Net Merger- Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
Total estimated expenses	$500	520	1,020

Actual expenses
2003	85	118	203
2004	298	397	695
First quarter 2005	28	—	28

Total actual expenses	$411	515	926

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Prudential's contributed business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Prudential contributed facilities. These adjustments are reflected in goodwill and are not charges against income.

The total one-time costs for each of these transactions are the sum of total merger-related and restructuring expenses as reported in the following Merger-Related and Restructuring Expenses table and Total pre-tax exit cost purchase accounting adjustments (one-time costs) as detailed in the Goodwill and Other Intangibles table on the following pages for each of the respective transactions.

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Wachovia 1Q05 Quarterly Earnings Report

During the quarter, we recorded one-time costs of $124 million related to the SouthTrust merger for a cumulative total of $225 million. We also recorded additional one-time costs of $28 million related to the Wachovia Securities retail brokerage transaction for a cumulative total of $926 million.

Merger-Related and Restructuring Expenses (Income Statement Impact)	2005	2004
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
SouthTrust merger-related and restructuring expenses
Personnel and employee termination benefits	$7	24	—	—	—
Occupancy and equipment	2	—	—	—	—
Advertising	1	—	—	—	—
Contract cancellations and system conversions	15	10	—	—	—
Other	8	7	—	—	—

Total SouthTrust merger-related and restructuring expenses	33	41	—	—	—

Wachovia Securities retail brokerage transaction merger-related and restructuring expenses
Personnel and employee termination benefits	—	18	49	20	19
Occupancy and equipment	—	10	10	7	2
Advertising	—	(1)	1	1	16
Contract cancellations and system conversions	23	44	30	33	15
Other	5	8	9	4	3

Total Wachovia Securities retail brokerage transaction merger-related and restructuring expenses	28	79	99	65	55

First Union/Wachovia merger-related and restructuring expenses - Final
Personnel and employee termination benefits	—	(2)	2	12	14
Occupancy and equipment	—	(2)	13	10	13
Advertising	—	—	—	—	1
Contract cancellations and system conversions	—	—	9	11	13
Other	—	—	4	4	6

Total First Union/Wachovia merger-related and restructuring expenses - Final	—	(4)	28	37	47

Other merger-related and restructuring expenses (reversals), net	—	—	—	—	(3)

Net merger-related and restructuring expenses	61	116	127	102	99

Prudential Financial’s 38 percent of shared Wachovia/Prudential Financial retail brokerage merger-related and restructuring expenses (minority interest)	(11)	(30)	(37)	(25)	(22)
Income taxes (benefits)	(19)	(33)	(35)	(30)	(29)

After-tax net merger-related and restructuring expenses	$31	53	55	47	48

MERGER-RELATED AND RESTRUCTURING EXPENSES

In the quarter, we recorded $33 million in net merger related and restructuring expenses related to the SouthTrust integration largely relating to contract cancellations and system conversion costs and personnel and employee termination benefits. We also recorded $28 million in net merger-related and restructuring expenses related to the Wachovia Securities retail brokerage transaction before giving effect to Prudential Financial’s share of these expenses of $11 million. The majority of these expenses related to contract cancellations and systems conversion costs.

GOODWILL AND OTHER INTANGIBLES

Under purchase accounting, the assets and liabilities of SouthTrust and the assets and liabilities contributed by Prudential Financial to the Wachovia Securities retail brokerage transaction are recorded at their respective fair values as of November 1, 2004 and July 1, 2003, respectively, as if they had been individually purchased in the open market. The purchase accounting adjustments associated with SouthTrust’s assets and liabilities are preliminary in nature and are subject to further refinement. The premiums and discounts that resulted from the purchase accounting adjustments to financial instruments are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, similar to the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

In 1Q05, we recorded $91 million in net pre-tax exit costs principally comprising personnel and employee benefits and occupancy and equipment.

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Wachovia 1Q05 Quarterly Earnings Report

Goodwill and Other Intangibles Created by the SouthTrust Transaction - Preliminary

	2005	2004
(In millions)	First Quarter	Fourth Quarter
Purchase price less former SouthTrust ending tangible stockholders’ equity as of November 1, 2004	$10,048	10,048

Fair value purchase accounting adjustments (a)
Financial assets	(96)	(69)
Premises and equipment	98	98
Employee benefit plans	98	99
Financial liabilities	270	275
Other	31	27
Income taxes	(91)	(163)

Total fair value purchase accounting adjustments	310	267

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	202	168
Occupancy and equipment	48	—
Contract cancellations	3	—
Regulatory mandated branch sales	(131)	(129)
Other	29	21

Total pre-tax exit costs	151	60
Income taxes	(15)	17

Total after-tax exit cost purchase accounting adjustments (One-time costs)	136	77

Total purchase intangibles	10,494	10,392
Core deposit base and customer relationship intangibles (Net of income taxes)	455	455

Goodwill as of March 31, 2005	$10,039	9,937

(a)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities of the former SouthTrust to their fair values as of November 1, 2004.

(b)	These adjustments represent incremental expenses relating to combining the two companies and are specifically attributable to those businesses of the former SouthTrust.

The preliminary fair value purchase accounting adjustments relating to SouthTrust were $310 million. These adjustments are preliminary and subject to further refinement.

Goodwill and Other Intangibles Created by the Wachovia Securities Retail Brokerage Transaction - Final

(In millions)
Contributed value less book value of net assets contributed by Prudential Financial, Inc. as of July 1, 2003 (a)	$118

Fair value purchase accounting adjustments (b)
Premises and equipment	116
Other	127
Income taxes	(55)

Total fair value purchase accounting adjustments	188

Exit cost purchase accounting adjustments (c)
Personnel and employee termination benefits	147
Occupancy and equipment	324
Other	44

Total pre-tax exit costs	515
Income taxes	(128)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	387

Total purchase intangibles	693
Customer relationships intangibles (Net of income taxes)	113

Goodwill as of December 31, 2004	$580

(a)	3Q03 based on preliminary valuation of net assets contributed.

(b)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities contributed by Prudential Financial to their fair values as of July 1, 2003.

(c)	These adjustments represent incremental expenses relating to combining the two companies and are specifically attributable to those businesses contributed by Prudential Financial.

The fair value purchase accounting adjustments relating to the Wachovia Securities retail brokerage transaction are final. The goodwill attributable to this transaction was $580 million.

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Wachovia 1Q05 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 3 and 5 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, each with the sub-headings – “Earnings excluding merger-related and restructuring expenses” and — “Earnings excluding merger-related and restructuring expenses, and other intangible amortization”, and which are reconciled to GAAP financial measures on pages 38-41. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

See also page 43 for a discussion of the presentation of “Supplemental Illustrative Combined” financial information.

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Wachovia 1Q05 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures		2005	2004
(Dollars in millions, except per share data)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Net income
Net income (GAAP)	A	$1,621	1,448	1,263	1,252	1,251
After tax merger-related and restructuring expenses (GAAP)		31	53	55	47	48
Net income, excluding after tax merger-related and restructuring expenses	B	1,652	1,501	1,318	1,299	1,299
After tax other intangible amortization (GAAP)		72	74	62	67	69

Net income, excluding after tax merger-related and restructuring expenses, and other intangible amortization	C	$1,724	1,575	1,380	1,366	1,368

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$47,231	42,644	33,246	32,496	32,737
Merger-related and restructuring expenses (GAAP)		11	169	116	69	20

Average common stockholders’ equity, excluding merger-related and restructuring expenses	E	47,242	42,813	33,362	32,565	32,757
Average intangible assets (GAAP)	F	(23,020)	(19,257)	(12,473)	(12,326)	(12,351)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and other intangible amortization	G	$24,222	23,556	20,889	20,239	20,406

Return on average common stockholders’ equity
GAAP	A/D	13.92%	13.50	15.12	15.49	15.37
Excluding merger-related and restructuring expenses	B/E	14.19	13.95	15.72	16.04	15.95
Return on average tangible common stockholders’ equity
GAAP	A/D+F	27.16	24.62	24.20	24.96	24.68
Excluding merger-related and restructuring expenses, and other intangible amortization	C/G	28.86%	26.59	26.28	27.15	26.97

Table continued on next page.

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Wachovia 1Q05 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures		2005	2004
(Dollars in millions, except per share data)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Return on average assets
Average assets (GAAP)	H	$500,486	472,431	424,399	411,074	398,688
Average intangible assets (GAAP)		(23,020)	(19,257)	(12,473)	(12,326)	(12,351)

Average tangible assets (GAAP)	I	$477,466	453,174	411,926	398,748	386,337

Average assets (GAAP)		$500,486	472,431	424,399	411,074	398,688
Merger-related and restructuring expenses (GAAP)		11	169	116	69	20

Average assets, excluding merger-related and restructuring expenses	J	500,497	472,600	424,515	411,143	398,708
Average intangible assets (GAAP)		(23,020)	(19,257)	(12,473)	(12,326)	(12,351)

Average tangible assets, excluding merger- related and restructuring expenses	K	$477,477	453,343	412,042	398,817	386,357

Return on average assets
GAAP	A/H	1.31%	1.22	1.18	1.22	1.26
Excluding merger-related and restructuring expenses	B/J	1.34	1.26	1.24	1.27	1.31
Return on average tangible assets
GAAP	A/I	1.38	1.27	1.22	1.26	1.30
Excluding merger-related and restructuring expenses, and other intangible amoritization	C/K	1.46%	1.38	1.33	1.38	1.42

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 38 through 41 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 1Q05 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures	*	2005	2004
(Dollars in millions, except per share data)		First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$3,872	3,834	3,671	3,495	3,666
Merger-related and restructuring expenses (GAAP)		(61)	(116)	(127)	(102)	(99)

Noninterest expense, excluding merger-related and restructuring expenses	M	3,811	3,718	3,544	3,393	3,567
Other intangible amortization (GAAP)		(115)	(113)	(99)	(107)	(112)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amoritization	N	$3,696	3,605	3,445	3,286	3,455

Net interest income (GAAP)		$3,413	3,297	2,965	2,838	2,861
Tax-equivalent adjustment		61	60	63	65	62

Net interest income (Tax-equivalent)		3,474	3,357	3,028	2,903	2,923
Fee and other income (GAAP)		2,995	2,804	2,601	2,607	2,767

Total	O	$6,469	6,161	5,629	5,510	5,690

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$861	905	859	904	986

Net interest income (GAAP)		$141	142	141	118	107
Tax-equivalent adjustment		—	1	—	—	—

Net interest income (Tax-equivalent)		141	143	141	118	107
Fee and other income (GAAP)		886	905	826	906	1,031

Total	Q	$1,027	1,048	967	1,024	1,138

Overhead efficiency ratios
GAAP	L/O	59.86%	62.23	65.20	63.46	64.42
Excluding merger-related and restructuring expenses	M/O	58.92	60.34	62.96	61.60	62.67
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	54.21	55.01	57.56	55.50	56.69
Excluding merger-related and restructuring expenses, and other intangible amoritization	N/O	57.15	58.50	61.20	59.66	60.70
Excluding merger-related and restructuring expenses, other intangible amoritization and brokerage	N-P/O-Q	52.10%	52.79	55.44	53.12	54.23

Table continued on next page.

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Wachovia 1Q05 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures		2005	2004
(Dollars in millions, except per share data)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating leverage
Operating leverage (GAAP)		$269	368	(55)	(11)	244
Merger-related and restructuring expenses (GAAP)		(55)	(10)	25	3	(36)

Operating leverage, excluding merger-related and restructuring expenses		214	358	(30)	(8)	208
Other intangible amortization (GAAP)		1	15	(8)	(5)	(8)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amoritization		$215	373	(38)	(13)	200

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.46	0.46	0.40	0.40	0.40

Diluted earnings per common share (GAAP)	S	$1.01	0.95	0.96	0.95	0.94
Merger-related and restructuring expenses (GAAP)		0.02	0.04	0.04	0.03	0.04
Other intangible amortization (GAAP)		0.05	0.05	0.05	0.05	0.05

Diluted earnings per common share, excluding merger-related and restructuring expenses, and other intangible amoritization	T	$1.08	1.04	1.05	1.03	1.03

Dividend payout ratios
GAAP	R/S	45.54%	48.42	41.67	42.11	42.55
Excluding merger-related and restructuring expenses, and other intangible amoritization	R/T	42.59%	44.23	38.10	38.83	38.83

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 38 through 41 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 1Q05 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of (A) the merger between Wachovia Corporation and SouthTrust Corporation, completed November 1, 2004, (the “Merger”), and (B) the retail securities brokerage combination transaction between Wachovia and Prudential Financial, Inc., completed July 1, 2003 (the “Brokerage Transaction”), including future financial and operating results, cost savings, enhanced revenues and the accretion of reported earnings that may be realized from the Merger and/or the Brokerage Transaction, (iii) statements with respect to Wachovia’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “probably”, “potentially”, “projects”, “outlook” or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). The following factors, among others, could cause Wachovia’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses involved in the Merger and/or the Brokerage Transaction will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger and/or the Brokerage Transaction may not be fully realized or realized within the expected time frame; (3) revenues following the Merger and/or the Brokerage Transaction may be lower than expected; (4) deposit attrition, customer attrition, operating costs, and business disruption following the Merger and/or the Brokerage Transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) enforcement actions by governmental agencies that are not currently anticipated; (6) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (7) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (10) adverse changes in the financial performance and/or condition of Wachovia’s borrowers which could impact the repayment of such borrowers’ outstanding loans; (11) the impact of changes in accounting principles; and (12) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated April 15, 2005.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger and/or the Brokerage Transaction or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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Wachovia 1Q05 Quarterly Earnings Report

SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION

This Quarterly Earnings Report contains certain financial information labeled “Combined” results. The “Combined” information contained in this Quarterly Earnings Report shows certain historical financial data for each of Wachovia and SouthTrust and also shows similar combined illustrative information reflecting the merger of SouthTrust with and into Wachovia. The historical financial data show the financial results actually achieved by Wachovia and SouthTrust for the periods indicated. The “Combined” illustrative information shows the illustrative effect of the merger under the purchase method of accounting assuming the merger was consummated as of the applicable prior period, instead of November 1, 2004, the actual merger consummation date. In the case of the “Combined” illustrative information for the three months ended December 31, 2004, the standalone SouthTrust information represents the period from October 1, 2004 to October 31, 2004. In the case of the “Combined” illustrative information for the full year ended December 31, 2004, the standalone SouthTrust information represents the period from January 1, 2004 to October 31, 2004.

The “Combined” illustrative information is not prepared in accordance with generally accepted accounting principles (“GAAP”), although both the historical Wachovia and historical SouthTrust financial information presented were respectively prepared in accordance with GAAP. Wachovia believes the “Combined” illustrative information is useful to investors in understanding how the financial information of Wachovia and SouthTrust may have appeared on a combined basis had the two companies actually been merged as of the dates indicated and how the financial information of the business segments and certain sub-segments of the new combined company may have appeared had the two companies actually been merged as of the dates indicated.

The “Combined” illustrative information includes estimated adjustments to record certain assets and liabilities of SouthTrust at their respective fair values and to record certain exit costs related to SouthTrust. The estimated adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of SouthTrust will also be subject to adjustment to their respective fair values, including additional intangible assets which may be identified. Pending more detailed analyses, no estimated adjustments are included for these assets and liabilities. Any change in the fair value of the net assets of SouthTrust will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be materially different from the unaudited estimated adjustments presented. The “Combined” illustrative information cannot be reconciled to GAAP because many of the purchase accounting adjustments resulting from the merger are based upon valuations of assets as of the merger date and therefore cannot be ascertained for prior periods.

We anticipate that the merger will provide Wachovia with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the “Combined” illustrative information. Accordingly, the “Combined” illustrative information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The costs associated with merger integration activities that impact certain SouthTrust systems, facilities and equipment, personnel and contractual arrangements will be recorded as purchase accounting adjustments when the appropriate plans are in place with potential refinements up to one year after completion of the merger as additional information becomes available. We currently estimate that exit cost purchase accounting adjustments will amount to $447 million pre-tax ($275 million after-tax). The costs associated with integrating systems and operations will be recorded as merger-related expenses based on the nature and timing of the related expenses, but generally will be recorded as the expenses are incurred. Restructuring charges will be recorded based on the nature and timing of the expenses and generally will include merger integration activities that impact Wachovia systems, facilities and equipment, personnel and contractual arrangements. We currently expect merger-related and restructuring expenses will amount to $253 million pre-tax ($156 million after-tax) and will be incurred and reported through 2006.

The information herein is based on historical financial information and related notes that Wachovia and SouthTrust have respectively presented in prior filings with the Securities and Exchange Commission. Shareholders are encouraged to review that historical financial information and related notes in connection with the “Combined” illustrative information.

See also Wachovia’s Current Report on Form 8-K dated January 19, 2005.

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